Exhibit 2.1

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

by and between

CP SUNNYVALE PROPERTY, LTD.,

a Texas limited partnership

(“Seller”)

and

SABRA HEALTH CARE REIT, INC.,

a Maryland corporation

(“Buyer”)

March 30, 2011

OF PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

(ii)

(continued)

(iii)

(continued)

(iv)

(continued)

		Page No.

18.8	Counterparts	28

18.9	Interpretation; Construction	28

18.10	Exhibits; Recitals Verified	29

18.11	Waiver by a Party	29

18.12	Further Assurances	29

18.13	Business Days	29

18.14	Confidentiality	29

EXHIBITS:

EXHIBIT A: LEGAL DESCRIPTION OF LAND

EXHIBIT 4.3.1: FORM OF GRANT DEED

EXHIBIT 4.3.4: FORM OF BILL OF SALE

EXHIBIT 4.3.5: FORM OF NON-FOREIGN AFFIDAVIT

EXHIBIT 4.3.6: FORM OF ASSIGNMENT AND ASSUMPTION OF HOSPITAL LEASE

EXHIBIT 4.3.7: FORM OF ASSIGNMENT OF CONTRACTS AND INTANGIBLE PROPERTY

EXHIBIT 4.3.8: FORM OF SELLER’S CLOSING CERTIFICATE

EXHIBIT 7.2: FORM OF OWNER’S AFFIDAVIT

(v)

GLOSSARY OF TERMS

Page No.
Agreement	1

Assignment of Contacts and Intangible Property	10

Buyer	1

Buyer Conditions Precedent	3

Buyer Contingencies	3

Buyer’s Representatives	23

Close of Escrow	9

Closing Statement	8

Confidential Information	8

Contracts	6

County	1

Deed	9

Deposit	2

Disapproved PTR Matters	4

Disapproved Survey Matters	4

Disapproved Title Matter Endorsement	4

Disapproved Title Matters	4

Due Diligence Expiration Date	5

Environmental Enactments	19

Escrow	9

Escrow Holder	9

Estoppel Certificate	8

Exception Documents	3

Exception Matter	20

Executive Order	14

Fixtures	1

Floor Amount	20

Hazardous Materials	19

Hospital Lease	1

(vi)

GLOSSARY OF TERMS

Page No.

Hospital Lease Assignment	10

Hospital Tenant	1

Hospital Tenant Licenses	7

Improvements	1

Intangible Property	2

Land	1

Laws	15

Licenses	2

Material Adverse Effect	9

Non-Released Liabilities	22

Notice of Breach	19

OFAC	14

Opening of Escrow	9

Patients	7

Permitted Assignee	27

Permitted Exceptions	4

Person	14

Personal Property	2

Plans	6

Prohibited Person	14

Property	1

Property Conditions	19

Property Documents	5

PTR	3

Purchase Price	2

Regulation	11

Release Bound Parties	22

Rents	12

Reports	7

Seller	1

Seller Constituent Parties	18

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GLOSSARY OF TERMS

Page No.

Seller Constituent party	18

Seller Default	25

Seller’s Closing Certificate	10

Survey	4

Survival Termination Date	19

Tax Abatement Agreement	15

Title Company	3

Title Policy	13

Title Review Period	4

Warranties	2

(viii)

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is entered into as of March 30, 2011, by and between SABRA HEALTH CARE REIT, INC., a Maryland corporation (“Buyer”), and CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership (“Seller”).

RECITALS

A. Seller is the owner of a fee interest in that certain real property located in the City of Sunnyvale, County of Dallas (the “County”), State of Texas, as more particularly described in Exhibit A attached hereto (the “Land”).

B. The Land is improved with a two (2)-story acute care hospital and related improvements (the “Improvements”).

C. The Land and the Improvements are subject to that certain Lease Agreement dated as of April 30, 2008, by and between Seller, as “Landlord,” and Texas Regional Medical Center, Ltd., a Texas limited partnership (“Hospital Tenant”), as “Tenant,” as amended by that certain First Amendment to Lease Agreement dated as of November 30, 2010 (as so amended, the “Hospital Lease”).

D. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property (as hereinafter defined) on the terms and subject to the conditions contained in this Agreement.

AGREEMENT

NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.	Purchase and Sale; Property.

1.1 Agreement of Purchase and Sale. Seller hereby agrees to sell, convey and assign the Property to Buyer, and Buyer agrees to buy and accept the Property from Seller, under the terms and conditions and for the purchase price hereinafter set forth.

1.2 Property. The term “Property” as used herein shall consist of Seller’s right, title and interest in and to the following: (a) the Land, together with all rights, privileges, easements, rights of way, mineral and water rights and other appurtenances to the Land, including parking rights appurtenant thereto; (b) all Improvements; (c) all fixtures of a permanent nature currently affixed to the Land or the Improvements (“Fixtures”); (d) the Hospital Lease; (e) to the extent transferrable or assignable pursuant to the terms of such agreement and any applicable Laws (as defined in Section 9.3 below), the Contracts (as defined in Section 3.3.1(b) below); (f) all furniture, fixtures (other than the Fixtures), equipment and

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other personal property attached to or located on the Land or Improvements and used in connection with the Land or Improvements (the “Personal Property”); (g) to the extent transferrable or assignable pursuant to (x) the terms of any agreements associated with the following and (y) applicable Laws, but in any case without representation or warranty by Seller and without obligation of obtaining any reliance letters in connection therewith, (i) all permits, licenses, approvals, entitlements and other governmental, utility service provider and other quasi-governmental authorizations, including any bed rights, certificates of need or other similar certificate and any certificates of occupancy that Seller, now holds in connection with the ownership, planning, development, construction, use, operation or maintenance of the Land and/or the Improvements and all amendments, modifications, supplements, general conditions and addenda thereto (collectively, the “Licenses”), (ii) all guarantees, representations and warranties, whether express or implied, made to or inuring to the benefit of Seller regarding the Land or its operation or the construction of the Improvements located thereon, including, without limitation, the general contract entered into in connection with the initial construction of the Improvements (“Warranties”), (iii) the Plans (as defined in Section 3.3.1(e) below), and (iv) the name “Texas Regional Medical Center at Sunnyvale,” (the matters referred to in this clause (g) being collectively referred to herein as, the “Intangible Property”).

2.     Purchase Price. The purchase price to be paid for the Property (the “Purchase Price”) at the Close of Escrow (as hereinafter defined) is Sixty-Two Million Seven Hundred Thousand Dollars ($62,700,000) and shall be paid in the following increments at the following times:

2.1 Initial Deposit. Buyer shall make a cash deposit of Two Hundred Fifty Thousand Dollars ($250,000) into Escrow (as hereinafter defined) within three (3) business days following the Opening of Escrow (as hereinafter defined). Such cash deposit, together with all interest earned thereon, shall sometimes be referred to herein as the “Deposit.”

2.2 Balance of Purchase Price. The balance of the Purchase Price as well as all sums necessary to pay Buyer’s costs, expenses and prorations in connection with this transaction shall be deposited by Buyer into Escrow in immediately available funds prior to the Close of Escrow.

2.3 Application of Deposit. Except as expressly set forth herein to the contrary, the Deposit shall become nonrefundable after 5:00 p.m. Texas time on the Due Diligence Expiration Date (as defined in Section 3.2 below) if Buyer does not notify Seller and Escrow Holder in writing, on or before 5:00 p.m. Texas time on the date which is one (1) business day following the Due Diligence Expiration Date, that Buyer elects to terminate this Agreement, as set forth in Section 3.2.1. Notwithstanding the prior sentence, if this Agreement is terminated (a) as a result of Buyer’s timely disapproval of any of the Buyer Contingencies (as defined in Section 3 below) as determined pursuant to Section 3 below, (b) by reason of the failure of any Buyer Condition Precedent (as defined in Section 3 below) in favor of Buyer as set forth in this Agreement, (c) due to a Seller Default (as defined in Section 15.2 below), or (d) for any other reason except for a default under this Agreement on the part of Buyer, then the Deposit shall be released by Escrow Holder (as hereinafter defined) to Buyer upon demand by Buyer, after which, neither Seller nor Buyer shall have any further rights or obligations hereunder except those obligations which specifically survive the Close of Escrow or earlier termination of

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this Agreement. If the purchase and sale of the Property is consummated as contemplated hereunder, the Deposit shall be applied against the Purchase Price at the Close of Escrow and shall be paid to Seller or disbursed to the order of Seller at the Close of Escrow. All Deposits made by Buyer pursuant to this Section 2 or Section 4 below shall be placed in a federally insured interest-bearing account by Escrow Holder upon terms acceptable to Buyer and Seller to be held by Escrow Holder in trust for the benefit of the party entitled to such Deposit pursuant to this Agreement. If the purchase and sale of the Property is not consummated because of a default under this Agreement on the part of Buyer, the Deposit shall be non-refundable to Buyer and shall constitute the liquidated damages due to Seller pursuant to Section 15 below, whereupon Escrow Holder is hereby irrevocably directed to deliver such Deposit to Seller.

3.     Contingencies. Buyer’s obligation to purchase the Property and the remainder of Buyer’s obligations under this Agreement shall be subject to its approval of each contingency set forth in this Section 3 below (collectively, the “Buyer Contingencies”) within the time periods indicated below. The Buyer Contingencies are for the sole benefit of Buyer. The satisfaction of each Buyer Contingency is a condition precedent to Buyer’s obligation to proceed to the Close of Escrow and, except to the extent such failure arises from a Buyer default under this Agreement, the satisfaction of Seller’s deliveries into Escrow is a condition precedent to Buyer’s obligation to proceed to the Close of Escrow (such conditions precedent collectively herein, the “Buyer Conditions Precedent”). This Agreement may be terminated upon written notice by Buyer: (a) as a result of Buyer’s disapproval of any of the Buyer Contingencies set forth in this Section 3, or (b) by reason of the failure of any Buyer Condition Precedent as set forth in this Agreement, with such election to be made by delivering such written notice to Seller, not later than 5:00 p.m. Texas time on the scheduled date of the Close of Escrow (as the same may be extended pursuant to the terms of this Agreement), or such earlier date as may be stated in this Section 3. If this Agreement is terminated for any reason other than a default under this Agreement on the part of Buyer, then neither Seller nor Buyer shall have any further rights or obligations hereunder except those obligations which specifically survive the Close of Escrow or earlier termination of this Agreement. Upon approval, the deemed approval or the waiver of all of the Buyer Contingencies by Buyer, the Deposit (to the extent then held in Escrow), shall be nonrefundable to Buyer and shall be considered liquidated damages in Escrow pursuant to Section 15 hereof. Nothing in the foregoing shall require Buyer to deposit into Escrow any additional sums, documents or deposits if it has disapproved any of the Buyer Contingencies until such disapproved Buyer Contingencies have been waived or satisfied or otherwise approved by Buyer.

3.1  Title and Survey.

3.1.1 As soon as practical following the Opening of Escrow, Buyer shall obtain from First American Title Insurance Company (the “Title Company”) an extended coverage preliminary title report or commitment on the Land (the “PTR”), together with legible copies of all documents (“Exception Documents”) relating to the title exceptions referred to in the PTR.

3.1.2 As soon as practical following the Opening of Escrow, Buyer shall obtain, at Buyer’s sole cost and expense, a survey of the Land prepared in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title

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Surveys,” jointly established and adopted by the American Land Title Association and National Society for Professional Surveyors, Inc., in 2005 (the “Survey”), sufficient to enable the Title Company to issue the Extended Coverage Policy (as hereinafter defined). The Survey shall be certified as true and correct by the surveyor for the benefit of Buyer and the Title Company.

3.1.3 Within ten (10) calendar days (the period between the Opening of Escrow and such date, herein the “Title Review Period”) after the later to occur of (a) the Opening of Escrow or (b) Buyer’s receipt of the PTR, the Exception Documents and the Survey, Buyer shall notify Seller in writing of any disapproved title exceptions (the “Disapproved PTR Matters”) and any disapproved Survey matters (the “Disapproved Survey Matters”); provided, however, in no event shall the Title Review Period extend beyond the Due Diligence Expiration Date (as defined in Section 3.3 below). The Disapproved PTR Matters and the Disapproved Survey Matters are hereinafter collectively referred to as the “Disapproved Title Matters.” The Hospital Lease together with all title exceptions set forth in the PTR other than the Disapproved PTR Matters and together with all survey matters set forth in the Survey other than the Disapproved Survey Matters shall collectively constitute the “Permitted Exceptions;” provided, that if Buyer fails to identify any Disapproved Title Matters during the Title Review Period, then all matters shown on Schedule “B” of the PTR and on the Survey shall be deemed Permitted Exceptions. If Buyer delivers a written notice of any Disapproved Title Matters to Seller during the Title Review Period, then within five (5) business days after Seller has received such written objection, Seller shall (in the exercise of Seller’s sole and absolute discretion) identify in a written notice to Buyer (i) those Disapproved Title Matters that Seller shall endeavor to cure prior to or concurrently with the Close of Escrow, with such cure to consist of either removal or title endorsement over (each a “Disapproved Title Matter Endorsement”), with such title endorsement to be in a form reasonably satisfactory to Buyer and its counsel, to insure against the effects of such Disapproved Title Matters (and any Disapproved Title Matter which is so insured against shall also be deemed a Permitted Exception), and (ii) those Disapproved Title Matters that Seller will not take any curative action; provided, however, that Seller’s failure to give such notice as toA any Disapproved Title Matter shall be deemed to mean Seller has elected not to take any curative actions and Seller shall have no obligation to attempt to remove such Disapproved Title Matter or cause a Disapproved Title Matter Endorsement to be issued in connection therewith. Buyer shall then have the right, exercisable within ten (10) business days after Buyer’s delivery of notice to Seller of such Disapproved Title Matter(s), as Buyer’s sole and exclusive remedy to elect, by giving written notice to Seller and Escrow Holder, (x) to terminate this Agreement and receive a return of the Deposit, or (y) to waive its disapproval of any those Disapproved Title Matters that Seller has indicated (or been deemed to have indicated) that it will not cause to be removed or insured against (and such Disapproved Title Matters shall then be deemed to be Permitted Exceptions). Buyer’s failure to give such notice shall be deemed an election to terminate this Agreement.

3.1.4 If the Title Company, prior to Close of Escrow, discloses to Buyer or Seller a new exception, or materially amends any exception previously approved by Buyer, or materially amends the terms under which the Title Company is willing to issue

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the Title Policy (as hereinafter defined), or if a Survey is materially amended, then Buyer shall have three (3) business days from its receipt of notice of such disclosure, together with legible copies of all documents mentioned in such disclosure (and if necessary, the Close of Escrow shall be postponed to provide for such 3-day period), to disapprove the same by written notice to Seller. Such disapproved disclosures shall be treated as Disapproved Title Matters pursuant to Section 3.1.3 above.

3.2 Buyer’s Due Diligence. On or before April 25, 2011 (the “Due Diligence Expiration Date”), Buyer shall have completed its due diligence investigation of the Property and shall have approved or disapproved such matters as Buyer deems appropriate in its sole and absolute discretion with respect to the Property, including without limitation any items related to the physical condition of the Property or the Property’s suitability for Buyer’s intended purpose and any other Property Conditions (as defined in Section 11 below). During the Due Diligence Period, Buyer may approve or disapprove any or all matters related to the Property in its sole and absolute discretion. In consideration for Seller granting to Buyer the right to inspect the Property and allowing Buyer access to the Property for purposes of its due diligence, Buyer has paid to Seller concurrently with the execution of this Agreement the sum of One Hundred Dollars ($100), cash-in-hand, which amount constitutes independent consideration, separate and apart from the Purchase Price.

3.2.1 Buyer shall have the right to elect to either (i) terminate this Agreement, or (ii) to proceed to the Close of Escrow (subject to the other terms and conditions herein which are to be performed or satisfied after the Due Diligence Expiration Date), with such election to be made by delivering written notice to Seller, not later than 5:00 p.m. Texas time on the date which is one (1) business day following the Due Diligence Expiration Date; provided, however, that Buyer’s failure to delivery written notice of Buyer’s election to proceed pursuant to the preceding item (ii) shall be irrevocably deemed to be Buyer’s election to terminate this Agreement. Buyer may elect to terminate this Agreement pursuant to this Section 3.2.1 for any reason based on Buyer’s sole discretion, or for no reason at all.

3.2.2 In the event Buyer terminates this Agreement pursuant to Section 3.2.1, the Deposit shall be returned promptly to Buyer and, except for any provisions of this Agreement which expressly state that they shall survive the termination of this Agreement, this Agreement shall be terminated and canceled in all respects and neither Buyer nor Seller will have any further rights or obligations hereunder.

3.3 Buyer’s Inspection of Property Documents. Following the Opening of Escrow and continuing through the Due Diligence Expiration Date, Buyer shall be permitted to review and copy the books, records and files of Seller pertaining to the Property (excluding any Confidential Information (as defined below)) (the “Property Documents”), provided that such review shall be conducted during Seller’s normal business hours, unless Seller or Hospital Tenant desires such inspection to be performed at other hours. Buyer and Seller shall reasonably cooperate in such inspection by Buyer and, in connection therewith, Seller may, but shall be under no obligation to, copy Property Documents or deliver electronic copies thereof to Buyer for inspection.

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3.3.1 The Property Documents shall include, to the extent in Seller’s files or under the control of Seller (without need for Seller to incur material cost or expense in connection therewith and without any obligation for Seller to obtain any such items from Hospital Tenant (unless Seller is entitled to such items under the terms of the Hospital Lease) or any third party who is not an agent or contractor of Seller and without need to modify or amend the form of such information currently in the possession of Seller or under the control of Seller), the following items:

(a) a copy of the Hospital Lease, together with any and all amendments, modifications or supplements thereto and any and all other guaranties or other ancillary documents executed in connection with the Hospital Lease;

(b) a copy of (i) all existing unrecorded covenants, conditions or restrictions, parking easements or agreements, reciprocal easement agreements or similar agreements or instruments affecting the use or enjoyment of the Land or Improvements or any of the other Property which will survive the Close of Escrow and encumber the Property thereafter, together with (ii) all other contracts relating to the Property and/or the use thereof to which Seller is a party and which will survive the Close of Escrow and be assigned to and assumed by Buyer at the Close of Escrow, together with (iii) any and all amendments, modifications or supplements to any of the agreements referenced in the preceding items (i) and (ii) (collectively the “Contracts”); provided, that, Seller shall be under no obligation to deliver any recorded documents, it being herein acknowledged by Buyer that Buyer shall obtain all recorded documents from the Title Company pursuant to Section 3.1 above;

(c) with the exception of any Confidential Information (as defined in Section 3.3.2 below), all of Seller’s books, records, income and expense statements, year-end financial and monthly operating statements relating to the Property for each fiscal year since Hospital Tenant first took occupancy of the Improvements and, to the extent available, the current year to date, together with operating budgets for 2011 to the extent required to be provided under the Hospital Lease and available from Hospital Tenant;

(d) all of Hospital Tenant’s (including any guarantor of Hospital Tenant’s obligations under the Hospital Lease) financial statements and operating budgets delivered to Seller under the Hospital Lease since Hospital Tenant first took occupancy of the Improvements;

(e) all plans and specifications (including any expansion plans with respect to the Improvements) (collectively, the “Plans”);

(f) all soil, engineering, environmental or architectural notices, studies, reports or plans and all other reports concerning the Property which Seller may possess or control which relate to the physical condition or operation of the Property or recommended improvements thereto, including, without limitation, any information that relates to the Property’s compliance with the Americans with Disabilities Act of 1990 (collectively, the “Reports”);

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(g) the Licenses;

(h) the Warranties;

(i) all permits, licenses, approvals, entitlements and other governmental, utility service provider and other quasi-governmental authorizations that Hospital Tenant holds in connection with the use, operation or maintenance of the Property, including any bed rights, certificates of need or other similar certificate and any certificates of occupancy and all amendments, modifications, supplements, general conditions and addenda thereto (collectively, the “Hospital Tenant Licenses”);

(j) copies of certificates evidencing all insurance coverages (including deductible amounts) currently maintained by Hospital Tenant;

(k) the most recent tax bills for the Property including, but not limited to, bills for real estate taxes and personal property taxes, if any; and all notices received by Seller within the two years immediately preceding the Effective Date and pertaining to real estate taxes or assessments applicable to the Property. Seller shall promptly deliver to Buyer a copy of any such bills or notices received by Seller after the Effective Date (even if received by Seller after the Close of Escrow); and

(l) copies of any and all written notices received by Seller (or, to the extent in Seller’s possession, received by Hospital Tenant) within the last two (2) years from any governmental or quasi-governmental authorities with respect to (a) violations or alleged violations of any License, Hospital License, law, code or regulation, including, without limitation, any health and sanitation, fire or building codes; (b) complaints by any patients of the hospital located on the Land (“Patients”) or their families; (c) defects or other deficiencies in the Property, and (d) results of inspections of the Property.

3.3.2 Buyer acknowledges and agrees that any Property Documents which have been prepared by a party other than Seller are being made available to Buyer for review WITHOUT REPRESENTATION OR WARRANTY of any kind, other than that Seller has not knowingly and intentionally altered such item. Buyer further agrees to use good faith efforts to keep all Property Documents strictly confidential and not to reveal any information therein except to Buyer’s professional counselors (i.e., engineers, property managers, attorneys, accountants, etc.) and potential financial sources (e.g., banks). Notwithstanding anything to the contrary contained herein, the Property Documents shall expressly exclude (i) those portions of the Property Documents that would disclose Seller’s cost of acquisition of the Land, or cost of construction of the Improvements and related soft costs, (ii) any reports, presentations, summaries and the like prepared for any of Seller’s boards, committees, partners or investors in connection

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with its consideration of the acquisition of the Land, construction of the Improvements or sale of the Property, (iii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective buyers of the Property or any part thereof, (iv) Seller’s internal memoranda, attorney-client privileged materials, partnership agreements, tax returns or internal appraisals, and (v) any information which is the subject of a confidentiality agreement between Seller and a third party (the items described in clauses (i), (ii) (iii), (iv), and (v) being collectively referred to as the “Confidential Information”).

3.4 Hospital Lease and Hospital Tenant. On or before five (5) business days prior to the scheduled Close of Escrow, Buyer shall receive an estoppel certificate concerning the status of the Hospital Lease, in substantially the form attached hereto as Exhibit 3.4 (the “Estoppel Certificate”), duly executed by Hospital Tenant. Buyer shall have four (4) business days after its receipt of the Estoppel Certificate to approve or disapprove any changes to the version submitted to Hospital Tenant; provided, however, if the Estoppel Certificate is returned with no modifications or amendments, the Estoppel Certificate shall be deemed to be approved and this condition will be deemed satisfied.

3.5 Proof of Insurance. Concurrently with the delivery of the Estoppel Certificate, Buyer shall have received from Hospital Tenant drafts of certificates of insurance and endorsements to its existing policies, evidencing insurance in the amounts and coverages required by the terms of the Hospital Lease and showing Buyer or its assignee as an additional insured or loss payee, as applicable, such endorsements to become effective as of the Close of Escrow.

3.6 Documents to be Provided by Escrow Holder. At least two (2) business days prior to the scheduled Close of Escrow, but no more than seven (7) business days prior to the scheduled Close of Escrow, Escrow Holder shall prepare and deliver to Buyer and Seller a proforma closing statement (the “Closing Statement”) relating to the consummation of the transaction contemplated by this Agreement. Buyer and Seller shall mutually cooperate with Escrow Holder in preparing and finalizing the Closing Statement and shall supply any required information in connection therewith. Buyer’s and Seller’s written approval of the Closing Statement, in their respective reasonable discretions, shall be a condition precedent to both Buyer’s and Seller’s respective obligations to proceed to the Close of Escrow.

3.7 Date Down of Representations; No Breach of Covenants. Except as disclosed to Buyer in the Property Documents, or in a written notice to Buyer delivered at least three (3) business days prior to the Due Diligence Expiration Date, as reflected in any public record, or as otherwise discovered by or known to Buyer before 5:00 p.m. Texas time on the Due Diligence Expiration Date, (a) all of the representations and warranties of Seller pursuant to Section 9 below shall be true and correct in all material respects as of the Close of Escrow, and (b) there shall be no material breach of Seller’s covenants or obligations under this Agreement, including, without limitation, those covenants set forth in Section 10 below.

3.8 Financial Condition; Material Adverse Change. None of the following shall have been done by, against or with respect to Seller or Hospital Tenant during the period commencing on the Due Diligence Expiration Date and extending through the Close of Escrow:

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(a) the commencement of a case under Title 11 of the U.S. Code (as now constituted or hereafter amended) or under any other applicable bankruptcy or other similar law; (b) the appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take or submission to any action indicating an inability to meet its financial obligations as they accrue; (f) a dissolution or liquidation; or (g) the occurrence of any Material Adverse Effect. As used herein, “Material Adverse Effect” means any change or effect that is materially adverse to the Property, taken as a whole, business, results of operations or financial condition of Seller or Hospital Tenant or on the ability of Seller to consummate timely the transaction contemplated hereby; provided, however, that none of the following shall be deemed to constitute a Material Adverse Effect: any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions not disproportionately affecting Seller or Hospital Tenant, as applicable, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), or (4) changes in accounting principles.

4.	Escrow.

4.1 Escrow Holder; Escrow Instructions. Escrow No. NCS-477115 for the purchase and sale of the Property (the “Escrow”) has been established at First American Title Insurance Company, 111 N. Orange Avenue, Suite 1285, Orlando, Florida 32801, Attn: Keren Marti (the “Escrow Holder”). This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Holder by written agreement, shall constitute the escrow instructions to the Escrow Holder, including without limitation the standard printed general escrow instructions of Escrow Holder, incorporated herein by this reference.

4.2 Opening and Close of Escrow. The Escrow shall be deemed open (“Opening of Escrow”) as of the date of this Agreement. Escrow shall close on the date which is five (5) business days following the Due Diligence Expiration Date, or on such earlier date as is agreed to by Buyer and Seller (“Close of Escrow”).

4.3 Seller Deposits into Escrow. As a condition precedent to the Close of Escrow in favor of Buyer, Seller shall deliver or cause to be delivered to Escrow Holder in a timely manner to permit the closing of the transaction contemplated hereby by the Close of Escrow the following:

4.3.1 a duly executed and acknowledged special warranty deed in the form attached hereto as Exhibit 4.3.1 (the “Deed”);

4.3.2 any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deed by any state, city, or county agency having jurisdiction over the Property or the transactions contemplated hereby;

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4.3.3 a duly executed counterpart of the Closing Statement in the form reasonably approved by Buyer and Seller as set forth in Section 3.6 above;

4.3.4 a duly executed bill of sale for the Personal Property in the form of Exhibit 4.3.4 attached hereto.

4.3.5 a non-foreign affidavit in the form attached hereto as Exhibit 4.3.5;

4.3.6 a duly executed counterpart to an assignment and assumption of the Hospital Lease in the form attached hereto as Exhibit 4.3.6 (the “Hospital Lease Assignment”);

4.3.7 a duly executed counterpart to an assignment and assumption of the Contracts and Intangible Property in the form attached hereto as Exhibit 4.3.7 the (“Assignment of Contracts and Intangible Property”);

4.3.8 a duly executed certificate in the form attached hereto as Exhibit 4.3.8 (the “Seller’s Closing Certificate”), confirming that all of Seller’s representations and warranties made in this Agreement are true and correct in all material respects as of the Close of Escrow or otherwise stating any modifications to such representations and warranties; and

4.3.9 such other customary instruments and documents, in forms reasonably acceptable to Seller, as are reasonably appropriate, necessary and required by the Title Company in order to consummate and evidence the transaction contemplated hereby.

4.4 Buyer Deposits into Escrow. As a condition precedent to the Close of Escrow in favor of Seller, Buyer shall deliver or cause to be delivered to Escrow Holder in a timely manner to permit the closing of the transaction contemplated hereby by the Close of Escrow the following:

4.4.1 a sum equal to the Purchase Price less any credits against the Purchase Price provided for herein, including without limitation the Deposit, plus any other sums required for costs to be paid by Buyer pursuant to the terms of this Agreement;

4.4.2 a duly executed counterpart of the Closing Statement in the form reasonably approved by Buyer and Seller as set forth in Section 3.6 above;

4.4.3 a duly executed counterpart to the Hospital Lease Assignment;

4.4.4 a duly executed counterpart to the Assignment of Contracts and Intangible Property; and

4.4.5 such other customary instruments and documents, in forms reasonably acceptable to Buyer, as are reasonably appropriate, necessary and required by the Title Company in order to consummate and evidence the transaction contemplated hereby.

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4.5 Authorization to Close Escrow. Provided that Escrow Holder has not received written notice from Buyer or Seller of the failure of any conditions precedent or of the termination of the Escrow, once Buyer and Seller have deposited into the Escrow the items required by this Agreement and unconditionally released Escrow Holder to close the Escrow and the Title Company is irrevocably and unconditionally committed to issuing the Title Policy, Escrow Holder shall:

4.5.1 Cause the Deed to be recorded in the Official Records of the Office of the County Recorder of the County; and cause a conformed copy of the Deed to be delivered to Buyer and Seller after the same has been recorded.

4.5.2 Deliver to Seller the Purchase Price, subject to adjustment in accordance with the approved Closing Statement.

4.5.3 Deliver the Bill of Sale, non-foreign affidavit and the Seller’s Closing Certificate to the Buyer and deliver to both Buyer and Seller fully executed originals of the Hospital Lease Assignment and the Assignment of Contracts and Intangible Property.

4.5.4 Cause the Title Policy to be issued to Buyer by the Title Company (with delivery of the original of the Title Policy to occur as soon as possible, but in all cases, within twenty (20) days of the Close of Escrow).

4.6 Interpleader. The parties hereto expressly agree that if the parties give the Escrow Holder contradictory instructions, the Escrow Holder shall have the right at its election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves and the Escrow Holder is authorized to deposit with the clerk of the court all documents and funds held in this Escrow. If such action is filed, the parties agree to pay Escrow Holder’s cancellation charges and costs, expenses and reasonable attorneys’ fees which Escrow Holder is required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, Escrow Holder shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of the Escrow.

4.7 U.S. Treasury Regulations. The purchase and sale of the Property is the sale of “reportable real estate” within the meaning of U.S. Treasury Regulations Section 1.6045-4 (the “Regulation”). Escrow Holder is the “real estate reporting person” within the meaning of the Regulation and shall make all reports to the federal government as required by the Regulation.

5.	Closing Costs.

5.1 Seller Costs. Seller shall pay (a) any documentary transfer tax, revenue tax or excise tax (and any surtax thereon) due in connection with the consummation of this transaction; (b) Seller’s legal, accounting and other professional fees and expenses and the cost

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of all opinions, certificates, instruments and documents required to be delivered, or to cause to be delivered, by Seller hereunder, including the cost of Seller’s performance of its obligations hereunder; (c) 50% of all escrow fees of the Escrow Holder and the fees for recording the Deed; and (d) any fees or costs payable to the Hospital Tenant in connection with this transaction, including any costs payable in connection with securing the Estoppel Certificate.

5.2 Buyer Costs. Buyer shall pay (a) all costs incurred by Buyer in connection with its investigation of the Property, including the cost of the Survey, site inspections or environmental audits; (b) Buyer’s legal, accounting and other professional fees and expenses and the cost of all certificates, instruments and documents required to be delivered by Buyer hereunder, including the cost of Buyer’s performance of its obligations hereunder; and (c) 50% of all escrow fees of the Escrow Holder and the fees for recording the Deed.

5.3 Cost of Title Policy. Seller shall pay the cost of the basic Title Policy with liability in the amount of the Purchase Price, plus the cost of all Disapproved Title Matter Endorsements which Seller elects by written notice to provide pursuant to Section 3.1.3. Buyer shall pay the cost of all endorsements to the Title Policy requested by Buyer (including, the T-19.1 endorsement if requested by Buyer), other than the Disapproved Title Matter Endorsements which are the responsibility of Seller pursuant to the preceding sentence.

5.4 Other Costs. Any other costs of the Escrow or of closing pertaining to this transaction not otherwise expressly allocated among Buyer and Seller under this Agreement shall be apportioned in the manner customary in the County.

5.5 Cancellation of Escrow. Notwithstanding the provisions of this Section 5, if the Escrow fails to close for any reason (other than the breach of this Agreement by one or both of the parties), the costs incurred through the Escrow, including the cost of the PTR, shall be borne equally by Buyer and Seller. Otherwise, the party who breached this Agreement first shall bear all the costs of the Escrow, including the cost of the PTR.

6.     Prorations and Adjustments. The following shall be prorated and adjusted between Seller and Buyer as of the Close of Escrow except as otherwise specified:

6.1 Rents. All rents and other amounts payable to the landlord under the Hospital Lease (“Rents”) shall be prorated between Seller and Buyer, with Seller entitled to such Rents for the period prior to the Close of Escrow and with Buyer entitled to such Rents for the period from and after the Close of Escrow. Rents prepaid for the period as of and following the Close of Escrow shall be credited against the Purchase Price. Any Rents collected by Buyer after the Close of Escrow will apply first to Rents which accrue after the Close of Escrow and then to the Rents which have accrued prior to the Close of Escrow. Subject to the foregoing, if Buyer receives Rents after the Close of Escrow which relate to the period prior to the Close of Escrow to which Seller is entitled under this Section 6.1, Buyer shall promptly remit to Seller all of such amounts. Likewise, Seller shall promptly remit to Buyer all Rents received by Seller after the Close of Escrow to which Buyer is entitled under this Section 6.1. To the extent that after the Close of Escrow, Buyer receives from the Hospital Tenant any reimbursement for the Texas franchise taxes paid by the landlord under the Hospital Lease which are attributable to the Rent (as defined in the Hospital Lease) paid under the Hospital Lease and which relate to the period prior to the Close of Escrow, such monies shall be promptly paid to Seller.

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6.2 Operating Expenses; Taxes. As the Hospital Lease is a triple net lease, Buyer and Seller hereby agree and acknowledge that Hospital Tenant is liable for all expenses of the Property, including the payment of real and personal property taxes and assessments, and there shall be no credits or prorations at the Close of Escrow with respect to the costs and expenses associated with owning or operating the Property.

6.3 Security Deposits and Bonds. Seller shall be entitled to a refund of all utility deposits or bonds which have been deposited with any utility companies and/or governmental or quasi-governmental entities and a refund of all unearned premiums with respect to insurance currently in force with respect to the Property maintained by Seller, which insurance shall be terminated as of the Close of Escrow.

6.4 General. For purposes of calculating prorations, Buyer shall be deemed to be vested with title to the Property for the entire day upon which the Close of Escrow occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the Close of Escrow and based upon a 365 day year. Seller shall provide to Escrow Holder such documents or information as may be reasonably required by Escrow Holder and Buyer to calculate such prorations and to prepare the Closing Statement.

7.	Title.

7.1 Conveyance. Title to the fee simple interest in the Land and Improvements, encumbered by the Permitted Exceptions, shall be conveyed to Buyer by the Deed at the Close of Escrow.

7.2 Title Policy. The title to be conveyed to Buyer shall be insured by a Form T-1 Owner’s Policy of Title Insurance (Revised May 1, 2008) (the “Title Policy”) with liability in the amount of the Purchase Price, dated the date of the Close of Escrow, issued by the Title Company, insuring that title to the fee interest in the Land and Improvements is vested in Buyer, subject only to non-delinquent real estate taxes and assessments and the Permitted Exceptions, together with such endorsements as Buyer may reasonably require. Seller shall execute an affidavit substantially in the form attached hereto as Exhibit 7.2 and/or certified resolutions so that the Title Company can delete or modify the standard printed exceptions as to Seller’s constituent documents, parties in possession, unrecorded liens and similar matters.

8.     Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the following matters are true and correct as of the execution of this Agreement and also will be true and correct as of the Close of Escrow:

8.1 Organization. Buyer is a Maryland corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, and is not insolvent.

8.2 Authority; Enforceability; Conflict. This Agreement and all the documents to be executed and delivered by Buyer to Seller or Escrow pursuant to the terms of this Agreement (a) have been or will be duly authorized, executed and delivered by Buyer;

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(b) are or will be legal and binding obligations of Buyer as of the date of their respective executions; (c) are or will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally); and (d) do not, and will not at the Close of Escrow, violate any provision of any agreement to which Buyer is a party, any of Buyer’s organizational documents or any existing obligation of or restriction on Buyer under any order, judgment or decree of any state or federal court or governmental authority binding on Buyer.

8.3 Foreign Person. Buyer is not a “foreign person” with the meaning of Section 1445(f)(3) of the United States Internal Revenue Code of 1986. None of Buyer, its affiliates, or, to Buyer’s knowledge, any of its investors, brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person. As used herein, the term “Prohibited Person” shall mean any of the following: (a) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a Person that is owned or controlled by, or acting for or on behalf of any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov-/offices/enforcement/ofac; (d) a Person that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a Person that is affiliated with any Person identified in clauses (a), (b), (c) and/or (d). As used herein, the term “Person” means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

9.     Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the following matters are true and correct as of the execution of this Agreement:

9.1 Organization. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas, and is not insolvent.

9.2 Authority; Enforceability; Conflict. This Agreement and all the documents and items to be executed and delivered by Seller to Buyer or Escrow pursuant to the terms of this Agreement (a) have been or will be duly authorized, executed and delivered by Seller; (b) are or will be legal and binding obligations of Seller as of the date of their respective executions; (c) are or will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally); and (d) do not, and will not at the Close of Escrow, violate any provision of any agreement to which Seller is a party, any of Seller’s organizational documents or any existing obligation of or restriction on Seller under any order, judgment or decree of any state or federal court or governmental authority binding on Seller.

9.3 Compliance. Seller has not received any written notice from any private party or governmental authority advising Seller of or alleging a violation of any federal, state or

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local governmental body or by any quasi-governmental body having authority over Seller or the Property or the operations thereof, including, without limitation, the Texas Department of Health, the Centers for Medicare and Medicaid Services and the Joint Commission of Accreditation of Healthcare Organizations and all applicable building codes, environmental, zoning, subdivision and land use laws (collectively, “Laws”) in connection with the ownership or operation of the Property.

9.4 Litigation; Condemnation. (a) Seller has not received any written notice of any pending condemnation or similar proceeding affecting the Property and Seller has no actual knowledge that any such proceeding is contemplated, and (b) Seller has not received actual notice of any action, suit, proceeding or claim affecting the Property or Seller and relating to or arising out of the Hospital Lease or the ownership, operation, use or occupancy of the Property by Seller pending or being prosecuted in any court or by or before any federal, state, county, or municipal department, commission, board, bureau or agency or other governmental instrumentality and Seller has no actual knowledge that any such action, suit, proceeding or claim is threatened.

9.5 Third Party Consents. Seller has, or will have as of the Close of Escrow, the full right and authority to consummate the transactions contemplated by this Agreement, including, without limitation, entering into the Hospital Lease Assignment, and no consents (other than consents which will be obtained prior to the Close of Escrow) from third parties (including Hospital Tenant) are required in connection therewith.

9.6 Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the United States Internal Revenue Code of 1986. Neither Seller nor any of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person.

9.7 Tax Abatement Agreement. With respect to that certain Tax Abatement Agreement between Seller and the Town of Sunnyvale, Texas, with respect to the Property (the “Tax Abatement Agreement”), (a) Seller has not received any notice of default from the Town of Sunnyvale under the Tax Abatement Agreement, (b) Seller has not given any notice to the Town of Sunnyvale of any default either by the Town of Sunnyvale or the Seller under the Tax Abatement Agreement, and (c) Seller has timely delivered to the Town of Sunnyvale annual compliance reports as required under the Tax Abatement Agreement. Through the period ending as of December 31, 2010, Seller has received a total tax abatement of $169,912.38 under the Tax Abatement Agreement.

9.8 Hospital Lease. (a) The Hospital Lease is in full force and effect, constitutes the entire agreement between Seller and Hospital Tenant with respect to the leasing of the Property and has not been modified or amended in any manner, (b) there are no monetary defaults with respect to the obligations of Hospital Tenant under the Hospital Lease and, to Seller’s knowledge, there are no other defaults or events of default under the Hospital Lease by either party thereunder, and (c) Seller is not a party to any leases affecting the Property other than the Hospital Lease.

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9.9 Contracts. (a) The Contracts to be assigned to and assumed by Buyer upon the Close of Escrow are in full force and effect, constitute the entire agreement between Seller and the other party(ies) thereto with respect to the subject matter of such Contracts and have not been modified or amended in any manner, and (b) to Seller’s knowledge, there are no defaults or events of default under the Contracts to be assigned to and assumed by Buyer upon the Close of Escrow by any of the parties thereto.

9.10 Hazardous Materials. To Seller’s knowledge, (a) Seller does not now use Hazardous Materials (as defined in Section 11 below) on or about the Property in a manner which violates any Environmental Enactment (as defined in Section 11 below); (b) Seller does not permit Hospital Tenant (or any other party) to use Hazardous Materials on or about the Property in a manner which violates any Environmental Enactment; (c) except as disclosed in any of the Reports, Seller has no knowledge of any discharge, seepage or release of Hazardous Materials on, in or about the Property or onto the Property from adjoining property in violation of any Environmental Enactment; and (d) Seller has not received any written notice of any prior violations of any Hazardous Enactments with respect to the Property that have not fully been remedied as required by the applicable Hazardous Enactment.

For purposes of this Agreement and any document delivered at Close of Escrow, whenever the phrase “to Seller’s knowledge” or the “knowledge” of Seller, or words of similar import are used, they shall be deemed to mean facts within the current, actual and present knowledge of only John L. West and Jeffrey Gochnour at the times indicated only, and not any implied, imputed or constructive knowledge of such individuals or of Seller, and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review the Property Documents. It is understood and agreed that such individual(s) shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

10.	Seller’s Covenants. Seller hereby covenants with Buyer as follows:

10.1 Hospital Lease. During the period between Seller’s execution of this Agreement and the Close of Escrow or termination of this Agreement, Seller shall not terminate, renew, amend or modify the Hospital Lease without Buyer’s prior written consent. Prior to the Close of Escrow, Seller shall not, without Buyer’s prior written consent, accept from Hospital Tenant payment of Rent more than one (1) month in advance.

10.2 Contracts. During the period between Seller’s execution of this Agreement and the Close of Escrow or termination of this Agreement, Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any Contract with respect to the Property that will survive the Close of Escrow or will otherwise affect the use, operation or enjoyment of the Property after the Close of Escrow.

10.3 Operation of Property. At all times prior to the Close of Escrow, Seller shall (a) use commercially reasonable efforts to enforce the obligations of Hospital Tenant under the Hospital Lease; and (b) perform when due all of Seller’s obligations under the Hospital Lease.

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10.4 8-K Requirements. Upon Buyer’s request, and upon reasonable advance notice by Buyer, for a period of two (2) years after the Close of Escrow, and solely for purposes of enabling Buyer to comply with its disclosure obligations under the federal securities laws, Seller shall make all of Seller’s written or electronic records then in its possession with respect to the Property (other than Confidential Information and subject to applicable law, contract rights of third parties and any applicable privileges (including, without limitation, the attorney-client privilege)) available during normal business hours to Buyer for inspection and copying by Buyer’s designated representatives. Without limitation of the foregoing, Buyer or its designated independent or other accountants may audit the financial statements and operating statements provided to Buyer as part of the Property Documents or subsequently reviewed under this Section 10.4, and Seller shall supply such written or electronic documentation then in its possession (other than Confidential Information and subject to applicable law, contract rights of third parties and any applicable privileges (including, including without limitation, the attorney-client privilege)) as Buyer or its accountants may reasonably request in order to complete such audit. The foregoing notwithstanding, Seller shall not be obligated to make any work papers available to any person or entity unless and until such person or entity has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants. All such inspection and copying shall be done in such a manner so as not to unreasonably interfere with the normal conduct of the operations of Seller and Buyer shall treat the same and the contents thereof as confidential and not disclose such documents or the contents thereof to any person or entity, other than the designated representatives of Buyer who need to know the same for the purposes specified in the first sentence of this Section 10.4, except as required by applicable law. Seller may require, as a condition to furnishing any information or documents, that (a) the recipients thereof sign a non-disclosure agreement in form and substance acceptable to Seller and (b) Buyer shall, and shall cause its affiliates and representatives to, enter into a customary joint defense agreement with any one or more of Seller, its affiliates and/or the Seller Constituent Parties with respect to any information or documents to be provided to Buyer or Buyer’s designated representatives pursuant to this Section 10.4. Buyer shall reimburse Seller promptly in advance for all reasonable out-of-pocket expenses (including, without limitation, compensation payable to employees of Seller) incurred or to be incurred by Seller, its affiliates and/or the Seller Constituent Parties (as defined below) in complying with any request by or on behalf of Buyer or Buyer’s designated representatives in connection with this Section 10.4. Buyer shall indemnify and hold harmless Seller, its Affiliates and the Seller Constituent Parties from and against any actions, suits, proceedings, losses, damages, costs (including without limitation attorneys’ fees and cost of investigation), charges, expenses, liabilities, settlement payments, awards, judgments or fines that may be incurred by any of them arising out of or related to the use, storage or handling of (x) any personally identifiable information and (y) any other information that is protected by applicable law (including privacy laws) or contract and to which Buyer or any of its designated representatives is afforded access pursuant to the terms of this Section 10.4.

10.5 Exclusivity. Subject to Hospital Tenant’s rights under the Hospital Lease, during the pendency of the Escrow and until the Escrow and this Agreement are terminated as provided herein, Seller shall not actively market the Property to any person other than Buyer. Without limiting the generality of the foregoing, during such period of time Seller shall not actively offer the Property for sale, initiate discussions regarding the terms of any possible sale of the Property with any person, accept back-up offers or list the Property with any brokers.

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10.6 Review Right. During the period prior to the Close of Escrow, upon reasonable notice to Seller, Buyer shall have the right to review Seller’s records during normal business hours to verify any information provided by Seller to Buyer or to confirm Seller’s compliance with its representations, warranties and covenants as contained herein; provided, however, in no event shall Buyer be entitled to review any Confidential Information.

10.7 Transitional Matters. At Buyer’s request, Seller shall request that representatives of Hospital Tenant meet with Buyer for the purpose of discussing any changes in ownership and operation of the Property arising out of the transaction contemplated under this Agreement; provided, however, that Seller shall have the right to have a representative of Seller present during any such interviews.

11.     AS-IS Sale; Limit on Seller’s Liability. Buyer acknowledges and agrees that there are no implied representations or warranties in this transaction; therefore, except as expressly provided in this Agreement, this sale by Seller is “AS IS, WHERE IS”. Without limiting the foregoing and notwithstanding any other provisions to the contrary in this Agreement, except solely as and to the limited extent expressly set forth in Sections 3.3.2, 9 and 10, (i) Buyer acknowledges that Seller, its constituent partners, members, or other equity holders, and each of their respective officers, directors, partners, members, employees, trustees, agents, and representatives, whether acting in a representative or individual capacity (collectively, the “Seller Constituent Parties” and individually, a “Seller Constituent Party”), have not made, and do not make, any representations, warranties, or agreements for, by, or on behalf of Seller as to any matters concerning Seller or the Property, including, without limitation, the present or future uses of any portions of the Property, or the suitability of any portions of the Property for Buyer’s investment and intended use, and (ii) Buyer is not relying on any warranties or representations of any kind whatsoever, express or implied, from Seller or any Seller Constituent Parties as to any matters relating to or concerning Seller or the Property. Except solely as and to the limited extent expressly set forth in Sections 3.3.2, 9 and 10, Buyer acknowledges and agrees that (A) any information provided or to be provided or made available with respect to the Property by or on behalf of Seller (including, without limitation, any Property Documents) was obtained from a variety of sources, Seller has not made any independent investigation or verification of such information, and Seller makes no representations as to the accuracy, truthfulness or completeness of such information, and (B) Buyer is purchasing the Property hereunder strictly on an “AS IS WITH ALL FAULTS” basis, and regardless of any matters or conditions on, at or affecting the Property, including, without limitation: (1) the quality, nature, adequacy, and physical condition of soils, geology, and any groundwater, including any settlement or subsidence of any fill or filled ground on the Land or any settlement or subsidence of any Improvements thereon; (2) the size, dimensions or boundaries of the Land or Improvements or any easements or rights of access relating thereto; (3) the existence, nature or adequacy of ingress and egress, whether public or private, to the Land and/or Improvements; (4) the existence, nature or adequacy of any utilities serving the Land and Improvements, including, without limitation, water, sewer, electric, gas, telephone, computer, wireless, telecommunications, and cable service; (5) the nature, adequacy and quality of drainage on, within or affecting any of the Land or Improvements, including, without limitation, the

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occurrence of any flooding, and the presence or adequacy of any dams, sloughs or levees; (6) the condition, size, rentable or useable area, or adequacy of any Improvements of any nature; (7) the present or future zoning or other legal status of the Land and/or Improvements or any other private restrictions on use of the Land and/or Improvements, including, without limitation, the existence or effect of any PUD, planned development, environmental mitigation requirements, variance or conditional use permits or requirements affecting any of the Land and/or Improvements; (8) the compliance of the Land and/or Improvements, or any construction, development or operation thereon or therein, with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any private person or entity, including, without limitation, the Americans with Disabilities Act, as amended, and any comparable or similar state, county or municipal code, ordinance or regulation; (9) the development potential of the Land and/or Improvements, and the uses, habitability, merchantability or fitness, or the suitability, value or adequacy, of the Land and/or Improvements for any purpose whatsoever; (10) the presence, nature or quantities of any Hazardous Materials (as defined below), at, on, under, about or affecting the Land and/or any of the Improvements, or any adjoining or neighboring; (11) the condition of title to the Property or any portion or element thereof; (12) the economics of operation of the Property (collectively, all of the foregoing are referred to in this Agreement as the “Property Conditions”). As used herein, “Environmental Enactments” shall mean any federal, state or local law, regulation or ordinance or any judicial decisions, rules, regulations or publications promulgated thereunder regarding the environment or materials which are or could be hazardous to persons or property. As used herein, “Hazardous Materials” shall mean any flammable substances, explosives, radioactive materials, pollutants, contaminants, medical waste materials, petroleum, petroleum products, hazardous or toxic materials or any related materials or substances at, on or beneath the Land and/or any of the Improvements, including but not limited to, substances defined as “extremely hazardous substances,” “hazardous substances,” “hazardous waste,” “hazardous materials,” “toxic substances,” “infectious waste” or “medical waste” in any Environmental Enactment or in the regulations adopted and publications promulgated pursuant to said Environmental Enactments. As used herein, “a violation of an Environmental Enactment” or words of similar import shall mean the existence, use, storage, discharge, treatment, release, transportation or disposition of, whether temporarily or permanently, any Hazardous Materials at, on or under the Land and/or any of the Improvements other than in compliance with the requirements of all applicable Environmental Enactments.

11.1 Limitation on Survival of Representations and Covenants. Subject to the provisions below with respect to Exception Matters (as defined below), neither the representations or warranties made by Seller in Sections 3.3.2 or 9 of this Agreement nor the covenants of Seller set forth in the preceding Section 10 shall merge into any instrument of conveyance delivered at the Close of Escrow but shall survive the Close of Escrow for a period of one (1) year (the “Survival Termination Date”); provided, however, that if Buyer notifies Seller, on or before the sixtieth (60th) day following the Survival Termination Date, of any alleged breach of a representation or warranty set forth in Sections 3.3.2 or 9 of this Agreement or a covenant set forth in Section 10 of this Agreement (a “Notice of Breach”), and Buyer thereafter files a lawsuit in connection therewith against Seller within ninety (90) days following the furnishing of said Notice of Breach, then the applicable Survival Termination Date shall be extended with respect to only the representation, warranty or covenant set forth in such Notice of Breach and only with respect to the claims set forth therein until the date on which a final

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judgment is obtained in said lawsuit, beyond any possibility of appeal with respect to the specific matters identified within such Notice of Breach and all other representations and warranties and covenants of Seller other than any specifically stated in any such Notice of Breach shall expire and be of no further force or effect after the Survival Termination Date.

11.2 Exception Matters. If Buyer first obtains knowledge of any Exception Matter (as defined below) after 5:00 p.m. Texas time on the Due Diligence Expiration Date and prior to Close of Escrow and such Exception Matter was not contained in the Property Documents and is not a matter of public record, Buyer’s sole remedy shall be to terminate this Agreement on the basis thereof, upon written notice to Seller, in which event the Deposit shall be returned to Buyer. Notwithstanding any other provisions of this Agreement, Seller shall have no obligation to cure or remedy any Exception Matter and, subject to Buyer’s right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters. Upon any termination of this Agreement, no party shall have any further rights nor obligations hereunder, except those obligations which specifically survive the Close of Escrow or earlier termination of this Agreement. Notwithstanding anything to the contrary herein, if Buyer obtains knowledge of any Exception Matter before the Close of Escrow, but nonetheless elects to proceed with the acquisition of the Property, Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement or in any other document. As used herein, the term “Exception Matter” shall refer to a matter which would make a representation or warranty of Seller set forth in this Agreement untrue or incorrect or would constitute a violation of a Seller covenant set forth in this Agreement and which is disclosed to Buyer in the Property Documents, in a written notice to Buyer delivered at least three (3) business day prior to the Due Diligence Expiration Date, or is a matter of public record, or is otherwise discovered by or known to Buyer before the Close of Escrow, including, without limitation, matters disclosed in the Estoppel Certificate or obtained from interviews with Hospital Tenant or matters disclosed in Seller’s Closing Certificate.

11.3 Limitation on Liability. Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer and/or any Release Bound Parties (as defined in Section 12.1 below) (including, without limitation, for any breach of any representation, warranty and/or covenant by Seller) in connection with the Property and/or the sale thereof to Buyer, whether pursuant to this Agreement or any documents executed pursuant hereto or in connection herewith (including, without limitation, the Deed, the Bill of Sale and the Hospital Lease Assignment and the Assignment of Contracts and Intangible Property) or otherwise, shall under no circumstances whatsoever exceed Two Million Dollars ($2,000,000); and (b) no claim by Buyer or any Release Bound Parties alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein may be pursued, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Fifty Thousand Dollars ($50,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.

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11.4 Survival. The provisions of this Section 11 shall survive the Close of Escrow.

12.   Knowledgeable Buyer; Release of Seller. BUYER REPRESENTS THAT BUYER IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT, EXCEPT SOLELY AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN SECTIONS 3.3.2, 9 AND 10 (AS THE SAME ARE MODIFIED BY THE PROVISIONS OF SECTIONS 11.1, 11.2 AND 11.3 ABOVE), BUYER IS RELYING SOLELY ON BUYER’S OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS AND ADVISORS AND IS MAKING AND RELYING UPON ITS OWN INSPECTIONS AND EVALUATIONS OF ALL ASPECTS OF THE PROPERTY. EXCEPT SOLELY AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN SECTIONS 3.3.2, 9 AND 10 (AS THE SAME ARE MODIFIED BY THE PROVISIONS OF SECTIONS 11.1, 11.2 AND 11.3 ABOVE), BUYER FURTHER ACKNOWLEDGES AND AGREES THAT NO PATENT OR LATENT PHYSICAL CONDITION (INCLUDING, WITHOUT LIMITATION, ANY CONDITION OR CONTAMINATION RELATED TO HAZARDOUS MATERIALS) OF, ON, OR AFFECTING THE PROPERTY, WHETHER KNOWN OR UNKNOWN OR DISCOVERED AT A LATER DATE, SHALL REDUCE OR OTHERWISE AFFECT THE PURCHASE PRICE PAID FOR THE PROPERTY HEREUNDER. EXCEPT SOLELY AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN SECTIONS 3.3.2, 9 AND 10 (AS THE SAME ARE MODIFIED BY THE PROVISIONS OF SECTIONS 11.1, 11.2 AND 11.3 ABOVE), EFFECTIVE ON AND AT ALL TIMES FROM AND AFTER THE CLOSE OF ESCROW, BUYER HEREBY WAIVES, RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND THE SELLER CONSTITUENT PARTIES OF AND FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, DEMANDS, ACTIONS, CAUSES OF ACTION, RIGHTS, DAMAGES, COSTS, EXPENSES, AND OTHER COMPENSATION WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT BUYER NOW HAS, OR WHICH MAY ARISE IN THE FUTURE, ON ACCOUNT OF OR IN ANY WAY GROWING OUT OF OR CONNECTED WITH ANY OF THE PROPERTY CONDITIONS. BUYER HEREBY EXPRESSLY CONFIRMS THAT BUYER HAS BEEN REPRESENTED AND ADVISED BY COUNSEL REGARDING THIS AGREEMENT AND THE PURPOSE, MEANING, AND EFFECT OF THE WAIVERS AND RELEASES CONTAINED IN THIS SECTION 12 AND HEREBY DECLARES THAT SUCH WAIVERS AND RELEASES ARE GIVEN FREELY AND WITH FULL UNDERSTANDING BY BUYER OF THE CONSEQUENCES THEREOF.

BUYER INITIALS: _________________

Non-Released Liabilities; Release Bound Parties. Notwithstanding the foregoing provisions of this Section 12, the aforesaid release of Seller and any Seller Constituent Parties

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shall not be construed to relieve or release Seller from any obligations or liabilities of Seller arising under or on account of any of the following (the “Non-Released Liabilities”), to the extent that such obligations or liabilities expressly survive the Close of Escrow pursuant to the terms of this Agreement: (i) the express representations of Seller set forth in Sections 3.3.2 and 9, but subject to the terms, conditions, restrictions, and limitations set forth in Section 11; (ii) the covenants of Seller set forth in Section 10, but subject to the terms, conditions, restrictions, and limitations set forth in Section 11; (iii) any obligations of Seller to Buyer with respect to any prorations, as and to the extent related to the reconciliations referred to in Section 6; and (iv) claims arising from any Hazardous Materials which Seller or any of Seller’s employees, agents or contractors have used, stored, discharged, treated, released, transported or disposed of, on or about the Property in a manner which violates any Environmental Enactment; provided, however, that the term “Non-Released Liabilities” shall expressly exclude any claims which are the liability of Buyer hereunder which arise in connection with any entry, tests, inspections or other activities conducted by or on behalf of Buyer. The foregoing release provisions of this Section 12 shall be binding upon and enforceable against Buyer, any Permitted Assignee (as such term is defined in Section 18.2 below) acquiring the Property, and any individual, corporation, partnership, limited liability company, trust or other entity which at any time acquires any right, title or interest in or to any of the Property (collectively, the “Release Bound Parties”).

12.1 Survival. The provisions of this Section 12 shall survive the Close of Escrow.

13.    Right to Enter Property. Subject to the provisions of this Section 13, commencing on the Opening of Escrow, and continuing thereafter until the Close of Escrow or termination of this Agreement, Buyer and Buyer’s Representatives (as defined in Section 13.3 below) shall have the right, at Buyer’s sole cost and expense, to enter onto the Land and/or the Improvements at reasonable times and in a reasonable manner for the purpose of making such tests and inspections as Buyer deems necessary in connection with this Agreement. Seller shall assist Buyer in arranging such tests and inspections; provided, however, that (i) Buyer shall give Seller reasonable notice prior to any such entry, tests or inspections by Buyer and/or Buyer’s Representatives and shall also comply with any notice, security or other requirements set forth in the Hospital Lease that may be applicable to any such entry, provided that any notice to be provided to Hospital Tenant shall be provided only by Seller upon receipt of Buyer’s written notice to Seller contemplated herein, (ii) any entry and activities on or about the Property by Buyer and/or any of Buyer’s Representatives shall not unreasonably disturb or annoy any Patients and shall not unreasonably interfere with Seller’s or Hospital Tenant’s use or enjoyment of the Property, (iii) after making such tests and inspections, Buyer shall (at Buyer’s sole cost and expense) promptly restore the Property to the condition existing prior to such tests and inspections and repair any and all damage resulting from any of the tests, studies, inspections and investigations performed by or on behalf of Buyer and/or any Buyer’s Representatives, (iv) Buyer shall promptly pay when due all costs and expenses for all inspections conducted by Buyer or any of Buyer’s Representatives, (v) Buyer shall deliver to Seller, within five (5) business days following receipt by Buyer, without charge to Seller, and without any representation or warranty by Buyer as to the accuracy or completeness thereof, true and correct copies of all reports and assessments prepared by any of Buyer’s Representatives or otherwise prepared for Buyer by any third party contractor, consultant or agent with respect to the Property,

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including, without limitation, any reports, findings, results or other information relating to physical or environmental condition of the Property or any portion thereof, and (vi) Buyer shall keep the Property free and clear of all liens or other encumbrances that may arise out of any entry, tests or inspections by Buyer and/or any of Buyer’s Representatives.

13.1 Physical Testing. Without limiting the foregoing, before any entry to perform any on-site sampling or other physically invasive procedures (such as a Phase II environmental audit), Buyer shall give Seller written notice thereof together such information relating thereto as Seller may reasonably request. Seller shall approve or disapprove the proposed sampling or testing in writing, in Seller’s sole and absolute discretion, within three (3) business days after receipt of such written notice. If Seller fails to respond to Buyer’s request, such request shall be deemed disapproved. If Buyer or any of Buyer’s Representatives takes any sample from the Property in connection with any such testing, Seller shall be provided an opportunity to take a portion of such sample being tested in a sufficient quantity to allow Seller, if it so chooses, to perform its own testing. Buyer shall, if requested to do so by Seller, backfill any borings, holes or trenches resulting from any entry on the Property by Buyer or any of Buyer’s Representatives (including removal of any cylinder or core installed as part of such borings, holes or trenches, and compaction of backfill material to match the compaction of surrounding soil). Buyer shall obtain at its sole expense any clean materials needed to complete any such backfilling in accordance with all applicable laws and regulations. In the event that any material excavated by Buyer in connection with its testing is contaminated by the presence of Hazardous Materials Buyer shall dispose of such material in accordance with all applicable laws. If the purchase of the Property does not close for any reason, Buyer shall have no obligation to remediate any contamination revealed by Buyer’s investigations with respect to the Property except to the extent Buyer or any of Buyer’s Representatives caused the release of such contamination to occur or exacerbated the condition thereof.

13.2 Insurance. As a condition precedent to making any physical inspection of the Property or otherwise entering upon the Premises, Buyer shall obtain and maintain liability insurance in the amount of not less than $1,000,000.00 for property damage and coverage in the amount of not less than $1,000,000.00 for bodily injury as well as workers’ compensation insurance as required by law. In addition, Buyer shall cause any of Buyer’s Representatives entering upon or conducting activities on or about the Property to also carry the aforesaid insurance with the same coverage limits. All insurance required hereunder shall be issued by a company with a Best’s insurance rating of at least A- VIII, and with the exception of the workers’ compensation insurance shall name Seller and the Hospital Tenant as additional insured parties. Such insurance shall not limit the contractual liability of Buyer covering the indemnities herein.

13.3 Indemnity. Buyer hereby agrees to indemnify, defend and hold harmless Seller, the Seller Constituent Parties and Hospital Tenant from any loss, claim, liability, lien, judgment, damage, costs or expenses (including, without limitation, attorneys’ fees and costs) arising out of or in connection with any exercise by Buyer and/or Buyer’s consultants, contractors, investors, principals, employees, agents, attorneys, accountants and other advisors (collectively, “Buyer’s Representatives”) of the entry, test and/or inspection rights provided or permitted by this Agreement, including, without limitation, any claims by Hospital Tenant or other occupant of the Property relating to any entry by or activity of Buyer and/or any of Buyer’s

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Representatives and/or any damage to the Property or injury to persons caused by Buyer and/or any of Buyer’s Representatives; provided, however, Buyer’s liability shall not extend to (i) claims of diminution in the value of the Property or any portion thereof or (ii) remediation of any Hazardous Materials which are merely discovered by the inspections conducted by Buyer or Buyer’s Representatives, except to the extent the condition of such Hazardous Materials on or about the Property is exacerbated by any such inspections.

13.4 Final Inspection; Failure to Close. As a condition to the Close of Escrow (solely for the benefit of Buyer), Buyer and its agents and contractors shall have the right to enter onto the Land to determine that the condition of the Property, with respect to the contingencies set forth in Section 3, has not materially and adversely changed from and after the Due Diligence Expiration Date. If Buyer fails to purchase the Properties for any reason whatsoever, Buyer shall immediately return all Property Documents to Seller.

14.    Loss by Fire, Other Casualty or Condemnation. If prior to the Close of Escrow, the Improvements, or any part thereof, is destroyed or damaged by fire or other casualty, or the Land and/or the Improvements are subject to a taking by a public authority, then Buyer shall have the right, exercisable by giving notice to Seller within ten (10) days after receiving written notice of such damage or destruction or taking (and if necessary, the Close of Escrow shall be postponed to provide for such 10-day period) to do either of the following: (a) terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except those obligations which specifically survive the Close of Escrow or earlier termination of this Agreement and any money or documents in Escrow shall be returned to the party depositing the same, and Buyer and Seller shall each be responsible for one-half of any title or Escrow cancellation fee; or (b) accept the Property in its then damaged condition and proceed to close this transaction with no credit against the Purchase Price (except to the extent of the amount of the deductible for the applicable insurance coverage, if any, maintained by Seller and applicable to such casualty, but then only to the extent that Hospital Tenant has no obligation to reimburse or pay-over such deductible amount pursuant to the Hospital Lease) and to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction or condemnation awards payable by reason of such taking. If Buyer elects to proceed under clause (b) above, Seller shall have no obligation to repair, restore or replace any damage to the Property as a result of such casualty or condemnation and Seller shall not compromise, settle or adjust any claims to such proceeds or awards without Buyer’s prior written consent. Seller agrees to give Buyer prompt notice of any taking, damage or destruction of the Property.

15.	Defaults.

15.1 Buyer Default; Liquidated Damages. IF BUYER DEFAULTS IN ITS OBLIGATIONS TO CLOSE THE PURCHASE OF THE PROPERTY FOR ANY REASON OTHER THAN A SELLER DEFAULT, BUYER’S DISAPPROVAL OF ANY CONTINGENCY, THE FAILURE OF A BUYER CONDITION PRECEDENT, OR BUYER’S EXERCISE OF ITS RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO THE TERMS OF THIS AGREEMENT, AND BUYER FAILS TO CURE SUCH DEFAULT WITHIN TEN (10) DAYS AFTER RECEIVING WRITTEN NOTICE OF SUCH DEFAULT FROM SELLER, THEN, UPON DEMAND BY SELLER, THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED

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DAMAGES. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES. IN ANY AND ALL ACTIONS BROUGHT PURSUANT TO OR TO ENFORCE BUYER’S OBLIGATIONS UNDER THIS AGREEMENT, IT SHALL BE CONCLUSIVELY PRESUMED THAT THE ABOVE-DESCRIBED LIQUIDATED DAMAGES SHALL BE THE SOLE REMEDY OF SELLER IN THE EVENT OF BUYER’S DEFAULT HEREUNDER AND IT SHALL NOT BE PROPER UNDER ANY CIRCUMSTANCES THAT BUYER’S OBLIGATION TO PURCHASE THE PROPERTY BE SPECIFICALLY ENFORCED.

15.2 Seller Default. Seller shall be in default hereunder upon the occurrence of any one or more of the following events (each a “Seller Default”):

15.2.1 With the exception of any matter which is disclosed to Buyer in the Property Documents, in a written notice to Buyer delivered at least three (3) business days prior to the Due Diligence Expiration Date, or is a matter of public record, or is otherwise discovered by or known to Buyer before the Due Diligence Expiration Date, any of Seller’s warranties or representations set forth in Sections 3.3.2 or 9 are untrue or inaccurate in any material respect when made or at the Close of Escrow; or

15.2.2 Except for immaterial failures which Seller remedies promptly after notice from Buyer, Seller shall fail to meet, comply with or perform any covenant, agreement, or obligation to be performed by Seller from and after the Due Diligence Expiration Date, for any reason other than a Buyer default; or

15.2.3 Seller shall fail to deliver at the Close of Escrow any of the items required of Seller in Section 4.3 hereof, for any reason other than a Buyer default, except for immaterial failures which Seller remedies promptly after notice from Buyer.

In the event of a default by Seller hereunder occurring prior to the Close of Escrow, BUYER MAY, AT BUYER’S SOLE DISCRETION (AND AS ITS SOLE AND EXCLUSIVE REMEDY), DO ANY ONE OF THE FOLLOWING:

(i) WAIVE THE DEFAULT AND PROCEED WITH THE CLOSE OF ESCROW, WITHOUT ADJUSTMENT TO THE PURCHASE PRICE; OR

(ii) TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT; OR

(iii) ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT, PROVIDED THAT ANY SUIT FOR SPECIFIC PERFORMANCE BROUGHT BY THE BUYER MUST BE FILED, SERVED AND COMMENCE NO LATER THAN THIRTY (30) DAYS AFTER THE DATE OF THE SELLER DEFAULT.

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BUYER SHALL NOT HAVE ANY OTHER RIGHTS OR REMEDIES HEREUNDER WHETHER BY CONTRACT, AT LAW OR IN EQUITY AS A RESULT OF ANY DEFAULT BY SELLER OCCURRING PRIOR TO THE CLOSE OF ESCROW, AND BUYER HEREBY WAIVES ANY OTHER SUCH REMEDY (INCLUDING ANY REMEDY AVAILABLE At LAW OR IN EQUITY) AS A RESULT OF A DEFAULT HEREUNDER BY SELLER.

BUYER INITIALS: ________________

16.    Broker’s Commission. Buyer and Seller each represent to the other that they have not entered into any agreement or incurred any obligation which might result in the obligation to pay a sales or brokerage commission or finder’s fee with respect to this transaction. Buyer and Seller each agree to indemnify, defend and hold harmless the other from and against any and all losses, claims, damages, costs or expenses (including attorneys’ fees) which the other may incur as a result of any claim made by any person to a right to a sales or brokerage commission or finder’s fee in connection with this transaction to the extent such claim is based, or purportedly based, on the acts or omissions of Seller or Buyer, as the case may be. The obligations of Buyer and Seller under this Section 16 shall survive the Close of Escrow.

17.    Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be made in writing to the addresses set forth below and shall be given by any of the following means: (a) personal service; (b) facsimile transmission (with a transmission confirmation) (provided, however, that notice is also given by one of the other means set forth in Section 17(a), (c), or (d)); (c) certified or registered mail, postage prepaid, return receipt requested; or (d) nationally recognized courier or delivery service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either Section 17(a), (c) or (d) hereof shall be deemed received upon the actual delivery thereof, and, if sent pursuant to Section 17(b) shall be deemed made on the date of the facsimile transmission (with receipt of an electronic confirmation of transmission from the sending machine) if transmitted prior to 5:00 p.m. Texas time on such date, or the next business day if transmitted thereafter. Refusal to accept delivery of any notice, request or demand shall be deemed to be delivery thereof.

To Seller:	To Buyer:

c/o Cottonwood Partners 2855 E. Cottonwood Parkway, Suite 560 Salt Lake City, Utah 84121 Attn: John L. West Fax No.: (801) 365-6201	c/o Sabra Health Care REIT, Inc. 18500 Von Karman Avenue, Suite 550 Irvine, California 92612 Attn: Richard K. Matros Fax No.: (949) 679-8868

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With a copy to:	With a copy to:

c/o Cottonwood Partners

2855 E. Cottonwood Parkway, Suite 560

Salt Lake City, Utah 84121

Attn: John F. West, Jr.

Fax No.: (801) 365-6201

and with a copy to:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

Attn: Stephan C. Wagner, Esq.

Fax No.: (415) 773-5759

Sherry Meyerhoff Hanson & Crance LLP 610 Newport Center Drive, Suite 1200 Newport Beach, California 92660 Attn: Kevin L. Sherry, Esq. Fax No.: (949) 719-1212

To Escrow Holder:	To the Title Company:

First American Title Insurance Company 111 N. Orange Avenue, Suite 1285 Orlando, Florida 32801 Attn: Keren Marti Fax No.: (888) 216-9921	First American Title Insurance Company 111 N. Orange Avenue, Suite 1285 Orlando, Florida 32801 Attn: Keren Marti Fax No.: (888) 216-9921

18.	Miscellaneous Provisions.

18.1 Incorporation of Prior Agreements. This Agreement contains the entire understanding of Buyer and Seller with respect to the subject matter hereof, and no prior or contemporaneous written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. This Agreement specifically supersedes that certain non-binding letter of intent circulated between Buyer and Seller. No provision of this Agreement may be amended or added to except by an agreement in writing, expressly stating that such agreement is an amendment of this Agreement, signed by the parties to this Agreement or their respective successors in interest.

18.2 Buyer’s Limited Right to Assign. Buyer may assign its rights under this Agreement to a single purpose entity which is a wholly owned subsidiary of Buyer (herein, a “Permitted Assignee”). No assignment shall release Buyer from its obligations under this Agreement. In connection with any assignment to a Permitted Assignee pursuant to the terms hereof, the Permitted Assignee shall reconfirm in a written instrument acceptable to Seller and delivered to Seller prior to the effective date of the assignment any representations and warranties applicable to the assignee and that all other terms and conditions of this Agreement shall apply to such Permitted Assignee and are being assumed by such Permitted Assignee. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

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18.3 Attorneys’ Fees. If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For purposes of this Agreement, the terms “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms “attorneys’ fees” or “attorneys’ fees and costs” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The term “attorney” shall have the same meaning as the term “counsel.”

18.4 Time is of the Essence. Time is of the essence for this Agreement.

18.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns.

18.6 No Personal Liability or Third Party Beneficiaries. In addition to any limitation on liability provided by law or any other agreement or instrument, no advisor, trustee, director, officer, employee, accountant, attorney, beneficiary, shareholder, partner, participant or agent of or in Buyer or Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or the transaction contemplated hereunder. The parties, their respective successors and assigns and all third parties shall look solely to the applicable party’s assets for the payment of any claim or any performance, and the parties hereby waive all such personal liability. This Agreement is made and entered into solely for the protection and benefit of the parties and their successors and permitted assigns. No other person shall have any right of action hereunder.

18.7 Governing Law; Choice of Forum. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any “conflict of law” rules of such state. Buyer and Seller each acknowledge and agree that the state and associated federal courts in and for the County shall have exclusive jurisdiction to hear and decide any dispute, controversy or litigation regarding the enforceability or validity of this Agreement or any portion thereof.

18.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

18.9 Interpretation; Construction. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted

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herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly against the party that drafted such language. Section and paragraph headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

18.10 Exhibits; Recitals Verified. All Exhibits attached hereto are incorporated herein by reference. The Recitals to this Agreement are hereby stated to be true and correct and are incorporated herein by this reference.

18.11 Waiver by a Party. The waiver of any contingency, representation, warranty, covenant, or other matter or provision hereof may only be made by the party benefited by the same.

18.12 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed and/or delivered hereunder, Buyer and Seller agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further commercially reasonable acts, instruments and assurances as may be reasonably required to consummate the transactions contemplated hereby.

18.13 Business Days. As used in this Agreement, a “business day” shall mean a day other than Saturday, Sunday or any day on which banking institutions in Dallas, Texas, are authorized by law or other governmental action to close. All other references to “days” or “calendar days” in this Agreement shall refer to calendar days.

18.14 Confidentiality. Neither Buyer, Seller, nor any broker employed or engaged by any of them shall issue (or cause to be issued) any press releases concerning the subject matter hereof, structure of the transactions or the status of negotiations conducted hereunder except as may be jointly agreed to by Seller and Buyer or as any of them may reasonably consider necessary in order to satisfy the requirements of applicable law; provided, however, that notwithstanding anything herein to the contrary, following the Close of Escrow Buyer may, free from the restrictions of this Section 18.14, report on the transaction completed by this Agreement in connection with: (i) any press release or investor call concerning Buyer’s earnings or financial performance, (ii) any filings or disclosures required to be made to the Securities and Exchange Commission or state securities’ commission in accordance with applicable law, or (iii) any meetings or conference calls with, or disclosures made to, Buyer’s Representatives. The foregoing restrictions shall survive the Closing for six (6) months.

[Signatures on following page]

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IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first above written.

“SELLER” CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership
By: CP Sunnyvale Land, LLC, a Delaware limited liability company, its General Partner

By:	/S/ JOHN L. WEST
Name:	John L. West
Title:	President

“BUYER” SABRA HEALTH CARE REIT, INC., a Maryland corporation

By:	/S/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chairman and CEO

S-1

CONSENT OF ESCROW

The undersigned agrees to (a) accept this Agreement; (b) be Escrow Holder under this Agreement; and (c) be bound by this Agreement in the performance of its duties as Escrow Holder. However, the undersigned will have no obligations, liability or responsibility under this Agreement or any amendment hereto unless and until this Agreement and such amendment, as applicable has been fully executed by the parties hereto and delivered to the undersigned.

“ESCROW HOLDER” FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

Dated:                                                                                    , 2011

Escrow No.

S-2

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

BEING a 13.323 acre tract of land situated in the T. D. Coats Survey, Abstract No. 331, and the J.P. Lawrence Survey, Abstract No. 807 City of Sunnyvale, Dallas County, Texas, and being part of “Tract 6” as described in deed to RKS TEXAS INVESTMENTS, LP, a Texas limited partnership, as recorded in Document Number 200600385571, in the Deed Records of Dallas County, Texas, (D.R.D.C.T.), and being more particularly described as follows:

COMMENCING at the intersection of the northwest line of State Highway 352—Collins Road (a 100 foot right-of-way) with the southwest line of Clay Road (T.C. Lupton Boulevard, a 100 foot right-of-way at this point);

THENCE South 33 degrees 43 minutes 13 seconds West, along the northwest line of State Highway 352, a distance of 269.00 feet to a 1/2-inch iron rod with yellow plastic cap stamped “Halff Assoc., Inc.” (hereafter referred to as “with cap”) set for the POINT OF BEGINNING;

THENCE South 33 degrees 43 minutes 13 seconds West, continuing along the northwest line of State Highway 352, a distance 307.98 feet to a 1/2-inch iron rod with cap set for corner.

THENCE North 55 degrees 00 minutes 00 seconds West, departing said northwest line, a distance of 187.42 feet to a l/2-inch iron rod with cap set for corner;

THENCE South 35 degrees 00 minutes 00 seconds West, a distance of 172.00 feet to a 1/2-inch iron rod with cap set for comer;

THENCE North 55 degrees 00 minutes 00 seconds West, a distance of 160.00 feet to a 1/2-inch iron rod with cap set for corner;

THENCE North 77 degrees 18 minutes 22 seconds West, a distance of 56.21 feet to a 1/2-inch iron rod with cap set for corner;

THENCE North 55 degrees 00 minutes 00 seconds West, a distance of 146.79 feet to a 1/2-inch iron rod with cap set for corner;

THENCE South 35 degrees 00 minutes 00 seconds West, a distance of 100.00 feet to a l/2-inch iron rod with cap set for corner;

THENCE North 55 degrees 00 minutes 00 seconds West, a distance of 219.00 feet to a 1/2-inch iron rod with cap set for comer;

THENCE South 35 degrees 00 minutes 00 seconds West, a distance of 63.04 feet to a 1/2-inch iron rod with cap set for corner;

THENCE South 89 degrees 33 minutes 53 seconds West, a distance of 89.42 feet to a 1/2-inch iron rod with cap set for comer, said point being on the east line of a 15 foot alley right-of-way as shown on the plat of Samuel Park Farms East, an addition to the City of Mesquite, Texas as recorded in Volume 83216, Page 3417, Plat Records of Dallas County, Texas;

A-1

THENCE North 00 degrees 26 minutes 07 seconds West, along the east line of said alley right-of-way, a distance of 333.21 feet to a 1/2-inch iron rod with cap set for comer;

THENCE North 87 degrees 48 minutes 43 seconds East, departing the east line of said alley right-of-way, a distance of 192.78 feet to a l/2-inch iron rod with cap set for corner;

THENCE North 35 degrees 00 minutes 00 seconds East, a distance 393.06 feet to a 1/2-inch iron rod with cap set for comer on the south line of said Clay Road, (T.C. Lupton Boulevard, a 80 foot right-of-way at this point), said point being the beginning of a non-tangent curve to the left with a central angle of 01 degree 32 minutes 25 seconds, a radius of 640.00 feet, a chord bearing of South 89 degrees 40 minutes 09 seconds East, and a chord distance of 17.20 feet;

THENCE the following courses and distances along the southwest and south line of Clay Road:

Southeasterly, along said curve, an arc distance of 17.20 feet to a 1/2-inch iron rod found for the point of tangency;

North 89 degrees 33 minutes 38 seconds East, a distance of 114.01 feet to a 1/2-inch iron rod found for the beginning of a tangent curve to the right with a central angle of 32 degrees 19 minutes 07 seconds, a radius of 630.00 feet, a chord bearing of South 74 degrees 16 minutes 48 seconds East, and a chord distance of 350.67 feet;

Southeasterly, along said curve, an arc distance of 355.36 feet to a l/2-inch iron rod found for corner;

South 50 degrees 40 minutes 55 seconds East (changing from an 80 foot right-of-way to a 100 foot right-of-way at this point), a distance of 99.18 feet to a 1/2-inch iron rod found for comer;

South 56 degrees 16 minutes 47 seconds East, a distance of 5.46 feet to a l/2-inch iron rod with cap set for comer;

THENCE South 33 degrees 43 minutes 13 seconds West, departing said southwest line of Clay Road, a distance of 269.00 feet to a 1/2-inch iron rod with cap set for comer;

THENCE South 56 degrees 16 minutes 47 seconds East, a distance of 315.00 feet to the POINT OF BEGINNING AND CONTAINING 580,330 square feet or 13.323 acres of land, more or less.

A-2

EXHIBIT 3.4

FORM OF ESTOPPEL CERTIFICATE

THIS ESTOPPEL CERTIFICATE (this “Certificate”) is made this ___day of __________, 2011, by Texas Regional Medical Center, Ltd., a Texas limited partnership (“Tenant”), to and for the benefit of the Landlord under the Hospital Lease (as defined below) (“Landlord”) and Sabra Health Care REIT, Inc., a Maryland corporation, and/or its assignee (“Purchaser”).

WITNESSETH:

WHEREAS, Tenant is the tenant under that Lease Agreement, dated as of April 30, 2008, as amended by that certain First Amendment to Lease Agreement dated as of November 30, 2010 (as so amended, the “Hospital Lease”), covering the Premises, as defined and more particularly described in the Hospital Lease (the “Leased Premises”); and

WHEREAS, Purchaser intends to purchase the Leased Premises from Landlord; and

WHEREAS, Purchaser has requested that Tenant provide certain certifications with respect to the Hospital Lease which Purchaser will rely on in connection with its acquisition of the Leased Premises;

NOW, THEREFORE, Tenant hereby certifies to Purchaser and Landlord as follows:

1. That Tenant is the tenant under the Hospital Lease;

2. That attached hereto as Exhibit A is a true, correct and complete copy of the Hospital Lease, that the Hospital Lease (a) has not been modified, changed, altered, or amended in any respect except as expressly set forth in Exhibit A, (b) constitutes the entire agreement between Tenant and Landlord with respect to the Leased Premises and there are no other agreements, written or oral, which affect the occupancy of the Leased Premises by Tenant, and (c) has been duly executed and delivered on behalf of Tenant pursuant to proper authority therefor;

3. That any work and all other improvements to the Leased Premises required to be furnished or constructed by Landlord pursuant to the terms of the Hospital Lease have been completed and that Tenant has accepted the Leased Premises and no “punchlist” type items remain uncompleted;

4. That all amounts required by the Hospital Lease to be paid by Landlord for improvements to the Leased Premises have been paid in full, and Landlord has no further obligation under the Hospital Lease to advance funds for improvements to the Leased Premises;

5. That the term of the Hospital Lease commenced on September 18, 2009, and will expire on September 30, 2034. The Hospital Lease provides for two (2) options to extend the term of the Hospital Lease for five (5) years each. Except as expressly provided in the Hospital Lease, and other documents attached hereto, Tenant does not have any right or option to renew, extend or terminate the term of the Hospital Lease;

6. That the fixed minimum monthly rent currently payable under the Hospital Lease is $483,459.23. There is no percentage rent payable by Tenant under the Hospital Lease;

7. That the fixed minimum rent for the Leased Premises has been paid to and including ________, 2011;

Exhibit 3.4-1

8. That Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession, except as set forth in the Hospital Lease. No rents have been prepaid more than one (1) month in advance;

9. That there is no security deposit held under the Hospital Lease by Landlord;

10. That Tenant is not required to make any impound or reserve payments under the Hospital Lease and has made no such payments to Landlord, whether for property taxes, insurance premiums, capital repairs or otherwise;

11. Each Limited Guaranty executed in connection with the Hospital Lease remains a valid and enforceable obligation against the guarantor identified therein.

12. That notwithstanding the assignment of the Hospital Lease to Purchaser, Landlord shall be entitled to reimbursement from Hospital Tenant for the Texas franchise taxes paid by Landlord which are attributable to the Rent (as defined in the Hospital Lease) paid under the Hospital Lease and which relate to the period prior to Landlord’s assignment of the Hospital Lease to Purchaser.

13. That Tenant has no options to purchase or lease the Leased Premises and no rights of first offer or rights of first refusal with respect thereto, except as otherwise set forth in the Hospital Lease, and that all such rights of first offer or rights of first refusal applicable to the sale of the Leased Premises to Purchaser or by Purchaser to any third party and any prohibition on Landlord’s right to transfer the Leased Premises have been waived. Without limiting the generality of the foregoing, Tenant’s option to purchase the Leased Premises under Section 15.2 of the Hospital Lease shall extinguish and be of no further force or effect upon Purchaser’s acquisition of the Leased Premises and Tenant has affirmatively elected to not exercise its right of first offer or its right of first refusal under Section 15.3 of the Hospital Lease in connection with the sale of the Leased Premises to Purchaser on the terms set forth in that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March __, 2011, by and between Landlord and Purchaser;

14. That the Hospital Lease is in full force and effect, that there exists no default thereunder on the part of Tenant or, to the knowledge of Tenant, on the part of Landlord thereunder, and that, as of the date hereof, Tenant is obligated to pay rent thereunder without credit, offset or deduction, and Tenant has no existing defenses or claims against the enforcement of the Hospital Lease;

15. That Tenant has not assigned, transferred or hypothecated any of its interest under the Hospital Lease or sublet any portion of the Leased Premises, with the exception of the following:

_________________________________________________________________;

_________________________________________________________________;

_________________________________________________________________;

____________________________________________________[If None, so state.];

16. That Tenant is aware of and, where applicable, operating the Leased Premises in compliance with, that certain Tax Abatement Agreement between the Town of Sunnyvale, Texas, and Landlord, and Tenant has received no notice or communication from the Town of Sunnyvale threatening the termination of such Tax Abatement Agreement or the tax abatement described therein.

Exhibit 3.4-2

17. That there are no actions, whether voluntary or otherwise, pending or, to the knowledge of Tenant, threatened, against Tenant under the bankruptcy laws of the United States or any state thereof;

18. That all insurance required of Tenant under the Hospital Lease has been provided by Tenant and all premiums, to the extent currently due and payable, have been paid;

19. That Tenant has no right or interest with respect to the Leased Premises or the buildings thereon other than as Tenant under the Hospital Lease; and

20. Tenant has not received any written notice from any private party or governmental authority advising Tenant of or alleging a violation of any federal, state or local governmental body or by any quasi-governmental body having authority over Tenant or the Property or the operations thereof, including, without limitation, the Texas Department of Health, the Centers for Medicare and Medicaid Services and the Joint Commission of Accreditation of Healthcare Organizations in connection with the activities and operations being conducted by Tenant in or around the Leased Premises.

Tenant acknowledges the right of Purchaser to rely upon the certifications and agreements in this Certificate as the acquiror of the Leased Premises, with the understanding that it is being relied upon by such parties. This statement shall bind the successors and assigns of the undersigned and shall inure to the benefit of Purchaser’ successors and assigns.

[Signature page follows]

Exhibit 3.4-3

IN WITNESS WHEREOF, Tenant has executed this Certificate as of the date above first written.

TENANT: TEXAS REGIONAL MEDICAL CENTER, LTD., a Texas limited partnership
By: RHV Mesquite GP, Inc., a Texas corporation, its General Partner

By:
Name:
Title:

Exhibit 3.4-4

EXHIBIT 4.3.1

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS. IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§	KNOW ALL MEN BY THESE

	§	PRESENTS:

COUNTY OF DALLAS	§

THAT THE UNDERSIGNED, CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership, acting herein by and through its duly authorized agent, (referred to herein as “Grantor”), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED and CONVEYED, and by these presents does hereby GRANT and CONVEY unto [            ], a [            ] (referred to herein as “Grantee”), all of that certain real property described on attached Exhibit A incorporated herein and made a part hereof for all purposes (the “Property”), together with Grantor’s right, title and interests in and to the following (herein, the “Appurtenant Rights”) (i) any and all appurtenances belonging or appertaining thereto; and (ii) any and all improvements located thereon; including, without limitation, (1) any and all appurtenant easements or rights of way affecting said Property and any rights to use same; (2) any and all rights of ingress and egress to and from said Property and any rights to use same; (v) any and all mineral rights and interests relating to said Property (present or reversionary); (3) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent same pertain to or benefit said Property or the improvements located thereon, including without limitation, all reservations of or commitments or letters covering any such use in the future with respect to said Property or the improvements located thereon, whether now owned or hereafter acquired; (4) any and all roads, streets, alleys and ways (open or proposed) affecting, crossing, fronting or bounding said Property, including any awards made or to be made relating thereto, (5) any and all strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to said Property (whether owned or claimed by deed, limitations or otherwise), (6) any and all air rights relating to said Property, and (7) any and all reversionary interests in and to said Property; in each case only to the extent such items pertain to or benefit said Property, as opposed to any adjoining properties owned by Grantor.

Exhibit 4.3.1-1

This conveyance, however, is made and accepted subject to the Permitted Exceptions, including, without limitation, (a) all non-delinquent real property taxes, (b) all non-delinquent special assessments, if any, (c) all liens, leases easements, encumbrances, covenants, conditions, restrictions and other matters of record, (d) all leases affecting the Property, and (e) matters that would have been disclosed by inspection or an ALTA survey of the Property.

Subject to the preceding sentence, TO HAVE AND TO HOLD the Property, together with all the rights and appurtenances lawfully accompanying it, by the Grantee, its successors and assigns forever, subject to the matters herein stated; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular, the title to the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

EXECUTED this the ______ day of ______________, 2011.

CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership By: CP Sunnyvale Land, LLC, a Delaware limited liability company, its General Partner

By:
Name:	John L. West
Title:	President

Grantee’s Addresses:

c/o Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

Exhibit 4.3.1-2

THE STATE OF TEXAS	§

§

COUNTY OF ___________	§

This instrument was acknowledged before me on the ______ day of ______________, 2011, by _______________________, _______________________ of CP Sunnyvale Land, LLC, a Delaware limited liability company, the General Partner of CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership, on behalf of said limited partnership.

Notary Public – State of Texas

Upon Recording, Please Return To:

Sherry Meyerhoff Hanson & Crance LLP

610 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Attn: Kevin L. Sherry, Esq.

Exhibit 4.3.1-3

Exhibit A

to Form of Special Warranty Deed

PROPERTY DESCRIPTION

BEING a 13.323 acre tract of land situated in the T. D. Coats Survey, Abstract No. 331, and the J.P. Lawrence Survey, Abstract No. 807 City of Sunnyvale, Dallas County, Texas, and being part of “Tract 6” as described in deed to RKS TEXAS INVESTMENTS, LP, a Texas limited partnership, as recorded in Document Number 200600385571, in the Deed Records of Dallas County, Texas, (D.R.D.C.T.), and being more particularly described as follows:

COMMENCING at the intersection of the northwest line of State Highway 352—Collins Road (a 100 foot right-of-way) with the southwest line of Clay Road (T.C. Lupton Boulevard, a 100 foot right-of-way at this point);

THENCE South 33 degrees 43 minutes 13 seconds West, along the northwest line of State Highway 352, a distance of 269.00 feet to a 1/2-inch iron rod with yellow plastic cap stamped “Halff Assoc., Inc.” (hereafter referred to as “with cap”) set for the POINT OF BEGINNING;

THENCE South 33 degrees 43 minutes 13 seconds West, continuing along the northwest line of State Highway 352, a distance 307.98 feet to a 1/2-inch iron rod with cap set for corner.

THENCE North 55 degrees 00 minutes 00 seconds West, departing said northwest line, a distance of 187.42 feet to a l/2-inch iron rod with cap set for corner;

THENCE South 35 degrees 00 minutes 00 seconds West, a distance of 172.00 feet to a 1/2-inch iron rod with cap set for comer;

THENCE North 55 degrees 00 minutes 00 seconds West, a distance of 160.00 feet to a 1/2-inch iron rod with cap set for corner;

THENCE North 77 degrees 18 minutes 22 seconds West, a distance of 56.21 feet to a 1/2-inch iron rod with cap set for corner;

THENCE North 55 degrees 00 minutes 00 seconds West, a distance of 146.79 feet to a 1/2-inch iron rod with cap set for corner;

THENCE South 35 degrees 00 minutes 00 seconds West, a distance of 100.00 feet to a l/2-inch iron rod with cap set for corner;

THENCE North 55 degrees 00 minutes 00 seconds West, a distance of 219.00 feet to a 1/2-inch iron rod with cap set for comer;

THENCE South 35 degrees 00 minutes 00 seconds West, a distance of 63.04 feet to a 1/2-inch iron rod with cap set for corner;

THENCE South 89 degrees 33 minutes 53 seconds West, a distance of 89.42 feet to a 1/2-inch iron rod with cap set for comer, said point being on the east line of a 15 foot alley right-of-way as shown on the plat of Samuel Park Farms East, an addition to the City of Mesquite, Texas as recorded in Volume 83216, Page 3417, Plat Records of Dallas County, Texas;

Exhibit 4.3.1-4

THENCE North 00 degrees 26 minutes 07 seconds West, along the east line of said alley right-of-way, a distance of 333.21 feet to a 1/2-inch iron rod with cap set for comer;

THENCE North 87 degrees 48 minutes 43 seconds East, departing the east line of said alley right-of-way, a distance of 192.78 feet to a l/2-inch iron rod with cap set for corner;

THENCE North 35 degrees 00 minutes 00 seconds East, a distance 393.06 feet to a 1/2-inch iron rod with cap set for comer on the south line of said Clay Road, (T.C. Lupton Boulevard, a 80 foot right-of-way at this point), said point being the beginning of a non-tangent curve to the left with a central angle of 01 degree 32 minutes 25 seconds, a radius of 640.00 feet, a chord bearing of South 89 degrees 40 minutes 09 seconds East, and a chord distance of 17.20 feet;

THENCE the following courses and distances along the southwest and south line of Clay Road:

Southeasterly, along said curve, an arc distance of 17.20 feet to a 1/2-inch iron rod found for the point of tangency;

North 89 degrees 33 minutes 38 seconds East, a distance of 114.01 feet to a 1/2-inch iron rod found for the beginning of a tangent curve to the right with a central angle of 32 degrees 19 minutes 07 seconds, a radius of 630.00 feet, a chord bearing of South 74 degrees 16 minutes 48 seconds East, and a chord distance of 350.67 feet;

Southeasterly, along said curve, an arc distance of 355.36 feet to a l/2-inch iron rod found for corner;

South 50 degrees 40 minutes 55 seconds East (changing from an 80 foot right-of-way to a 100 foot right-of-way at this point), a distance of 99.18 feet to a 1/2-inch iron rod found for comer;

South 56 degrees 16 minutes 47 seconds East, a distance of 5.46 feet to a l/2-inch iron rod with cap set for comer;

THENCE South 33 degrees 43 minutes 13 seconds West, departing said southwest line of Clay Road, a distance of 269.00 feet to a 1/2-inch iron rod with cap set for comer;

THENCE South 56 degrees 16 minutes 47 seconds East, a distance of 315.00 feet to the POINT OF BEGINNING AND CONTAINING 580,330 square feet or 13.323 acres of land, more or less.

Exhibit 4.3.1-5

EXHIBIT 4.3.4

FORM OF BILL OF SALE

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT is made as of April 1, 2011, by CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership (“Seller”), in favor of [                                ], a [                                ] (“Buyer”), pursuant to the Purchase and Sale Agreement and Joint Escrow Instructions dated as of March ___, 2011, originally between Seller and Sabra Health Care REIT, Inc., a Maryland corporation with respect to the Hospital located at 231 South Collins, Sunnyvale, Texas 75182 (the “Agreement”). Each capitalized term used herein but not otherwise defined shall have the meaning given the term in the Agreement.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Seller does hereby grant, bargain, sell, convey, assign, transfer, set over, deliver to and vest in Buyer, its successors and assigns forever, all of Seller’s right, title and interest in and to all of the Personal Property, a schedule of which is attached hereto as Exhibit A, whether now existing or hereafter arising.

Except as specifically set forth in the Agreement, Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the condition of the Personal Property, including, but not limited to: merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property or the Intangible Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “AS IS, WHERE IS” basis, “WITH ALL FAULTS”. No representations or warranties as to title to the Personal Property are hereby given, nor shall any be implied in connection with the conveyance or transfer of the Personal Property to Buyer.

IN WITNESS WHEREOF, Seller has executed this document as of the date first above written.

“SELLER” CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership By: CP Sunnyvale Land, LLC, a Delaware limited liability company, its General Partner

By:
Name:	John L. West
Title:	President

Exhibit 4.3.4-1

EXHIBIT 4.3.5

FORM OF NON-FOREIGN AFFIDAVIT

CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership (“Seller”), is selling its interest in certain real properties located at 231 South Collins, Sunnyvale, Texas 75182 to [            ], a [            ] (“Buyer”), under that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March ____, 2011 (the “Agreement”).

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax will not be required when the above-referenced real property is transferred pursuant to the Agreement, the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder;

2.	Seller’s U.S. employer identification number is ___________; and

3.	Seller’s office address is .

Seller understands that this Certificate may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated as of: ______________, 2011

“SELLER” CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership By: CP Sunnyvale Land, LLC, a Delaware limited liability company, its General Partner

By:
Name:	John L. West
Title:	President

Exhibit 4.3.5-1

EXHIBIT 4.3.6

FORM OF ASSIGNMENT AND ASSUMPTION OF HOSPITAL LEASE

THIS ASSIGNMENT AND ASSUMPTION OF HOSPITAL LEASE (this “Assignment”) is made as of the ________ day of_____________, 2011 (the “Effective Date”), by CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership (“Seller”), and [            ], a [            ] (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March ___, 2011 (the “Agreement”) between Seller and Sabra Health Care REIT, Inc., a Maryland corporation, as assigned to Buyer pursuant to that certain [Assignment of Purchase Agreement], dated ____, 2011, Seller has agreed to sell to Buyer all of Seller’s right, title and interest in and to certain real property described on Exhibit A annexed hereto and made a part hereof and the buildings and other improvements thereon, as more fully described in the Agreement (the “Real Property”); and

WHEREAS, the Agreement provides, inter alia, that Seller shall assign to Buyer all of Seller’s right, title and interest in and to that certain Lease Agreement dated as of April 30, 2008, by and between Seller, as “Landlord,” and Texas Regional Medical Center, Ltd., a Texas limited partnership, as “Tenant,” as amended by that certain First Amendment to Lease Agreement dated as of November 30, 2010 (as so amended, the “Hospital Lease”), affecting the Real Property, as more fully provided in the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer hereby agree as follows:

1. Assignment and Assumption. As of the Effective Date, Seller hereby conveys, transfers, and assigns to Buyer all of its right, title and interest in and to the Hospital Lease and Seller’s obligations thereunder arising from and after the Effective Date. Buyer hereby accepts the foregoing assignment, assumes Seller’s obligations under the Hospital Lease arising from and after the Effective Date and agrees to keep, perform, fulfill and observe all of the terms, covenants, obligations, agreements and conditions required to be kept, performed, fulfilled, and observed by the landlord under the Hospital Lease from and after the Effective Date.

2. Indemnification of Buyer. Subject to the provisions of Section 11 of the Agreement (including, without limitation, the limitations of Seller’s liability and the agreement of Buyer to accept the Property in its As-Is condition, include with respect to the physical condition of the Property and the other Property Conditions) and the release of liability of Seller in connection therewith pursuant to Section 12 of the Agreement, Seller hereby agrees to indemnify, defend, and hold harmless Buyer for, from and against any and all liability, loss, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and costs, court costs and litigation-related expenses, directly or indirectly arising out of or based upon Seller’s failure to keep, perform, fulfill and observe any of the terms covenants, obligations, agreements and conditions required to be kept, performed, fulfilled, and observed by Seller under the Hospital Lease on or before the Effective Date.

Exhibit 4.3.6-1

3. Indemnification of Seller. Buyer hereby agrees to indemnify, defend, and hold harmless Seller for, from and against any and all liability, loss, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and costs, court costs and litigation-related expenses, directly or indirectly arising out of or based upon Buyer’s failure to keep, perform, fulfill and observe any of the terms covenants, obligations, agreements and conditions required to be kept, performed, fulfilled and observed by Buyer (as Landlord) under the Hospital Lease after the Effective Date, including, without limitation, Buyer’s failure to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to be assumed by Buyer hereunder arising from and after the Effective Date.

4. Incorporation. Subject to the limitations and releases set forth in the Agreement, including, without limitation, those set forth in Sections 11 and 12 of the Agreement, Seller’s representations, warranties, covenants and agreements contained in the Agreement and relating to the Hospital Lease are incorporated herein by this reference and Seller acknowledges and agrees that such representations, warranties, covenants and agreements contained in the Agreement will remain in full force and effect to the full extent provided therein. BUYER ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THE AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE HOSPITAL LEASE, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY THEREOF.

5. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

Exhibit 4.3.6-2

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Assignment as of the day and year first above written.

“SELLER” CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership By: CP Sunnyvale Land, LLC, a Delaware limited liability company, its General Partner

By:
Name:	John L. West
Title:	President

“BUYER” [ ], a [ ]

By:
Name:
Title:

Exhibit 4.3.6-3

EXHIBIT 4.3.7

FORM OF ASSIGNMENT OF CONTRACTS AND INTANGIBLE PROPERTY

THIS ASSIGNMENT OF CONTRACTS AND INTANGIBLE PROPERTY (this “Assignment”) is made as of the ________ day of_____________, 2011 (the “Effective Date”), by CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership (“Seller”), and [            ], a [            ] (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March ___, 2011 (the “Agreement”) between Seller and Sabra Health Care REIT, Inc., a Maryland corporation, as assigned to Buyer pursuant to that certain [Assignment of Purchase Agreement], dated ____, 2011, Seller has agreed to sell to Buyer all of Seller’s right, title and interest in and to certain real property described on Exhibit A annexed hereto and made a part hereof and the buildings and other improvements thereon, as more fully described in the Agreement (the “Real Property”); and

WHEREAS, the Agreement provides, inter alia, that Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Contracts (as defined below) and the Intangible Property. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer hereby agree as follows:

To the extent transferrable or assignable under applicable law and any such agreements associated therewith, but without obligation of obtaining any reliance letters in connection therewith, Seller does hereby assign, transfer, set over and deliver unto Buyer all of Seller’s right, title, and interest in and to the following (collectively, the “Assigned Items”): (i) those certain contracts and agreements (the “Contracts”) listed on Exhibit B, attached hereto and made a part hereof for all purposes, and (ii) the Intangible Property. Notwithstanding anything to the contrary contained herein, there shall be excluded from the assignment of any rights of Seller under the Contracts and/or Intangible Property (a) any rights of Seller against third parties, including, without limitation, suppliers, with respect to the period prior to the date hereof, and (b) except to the extent Seller receives a credit therefor on the date hereof, the rights of Seller to payments from third parties for the period prior to the date hereof.

Subject to the limitations and releases set forth in the Agreement, including, without limitation, those set forth in Sections 11 and 12 of the Agreement, Seller’s representations, warranties, covenants and agreements contained in the Agreement are incorporated herein by this reference and Seller acknowledges and agrees that such representations, warranties, covenants and agreements contained in the Agreement will remain in full force and effect to the full extent provided therein. BUYER ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THE AGREEMENT, THE ASSIGNED ITEMS ARE CONVEYED “AS IS, WHERE IS” AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED ITEMS, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED ITEMS.

Exhibit 4.3.7-1

By accepting this Assignment and by its execution hereof, Buyer assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the date of the Close of Escrow by the owner under the Contracts. Buyer agrees to indemnify, hold harmless and defend Seller from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) resulting by reason of the failure of Buyer to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to be assumed by Buyer hereunder arising out of or relating to, directly or indirectly, in whole or in part, the Assigned Items, from and after the date of the Close of Escrow.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

[SIGNATURE PAGES FOLLOW]

Exhibit 4.3.7-2

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Assignment as of the day and year first above written.

“SELLER” CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership By: CP Sunnyvale Land, LLC, a Delaware limited liability company, its General Partner

By:
Name:	John L. West
Title:	President

“BUYER” [TO BE CONFIRMED ], a [ ]

By:
Name:
Title:

Exhibit 4.3.7-3

EXHIBIT 4.3.8

FORM OF SELLER’S CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE is made as of ____________, 2011, by CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership (“Seller”), to [                                         ], a [                                             ] (“Buyer”).

Pursuant to Section 4.3.8 of the Purchase and Sale Agreement and Joint Escrow Instructions dated as of March ___, 2011, between Seller and Buyer (the “Agreement”), Seller hereby represents and warrants to Buyer that, except as disclosed on Schedule I attached hereto, each and all of the representations and warranties of Seller contained in the Agreement are true and correct in all material respects as of the date hereof as if made on and as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

“SELLER” CP SUNNYVALE PROPERTY, LTD., a Texas limited partnership By: CP Sunnyvale Land, LLC, a Delaware limited liability company, its General Partner

By:
Name:	John L. West
Title:	President

Exhibit 4.3.8-1

SCHEDULE I TO SELLER CLOSING CERTIFICATE

Exceptions:

Exhibit 4.3.8-2

EXHIBIT 7.2

FORM OF OWNER’S AFFIDAVIT

OWNER’S DECLARATION AS TO MECHANIC’S LIENS,

POSSESSION, OPTIONS, AND FIXTURES

The undersigned declares as follows:

1.	That Declarant is [ ] (“Owner”), which is the owner of that certain real property located at [_________________________________], as more particularly described in the preliminary title report issued by First American Title Insurance Company (the “Company”) in connection with Order No. NCS-[ ] (the “Property”).
2.	That during the period of six (6) months immediately preceding the date of this declaration, there were no works of improvement authorized by Owner on the Property which have not yet been paid, except as set forth on Exhibit A attached hereto.
3.	That Declarant has not previously conveyed the Property; has not filed a petition for bankruptcy, which action is pending; and has not been served a summons and complaint nor received any notice of any action relating to title to the Property.
4.	The only leases which affect the Property as of the date of this declaration are those listed on Exhibit B attached hereto (the “Leases”). The Leases do not contain any right of first refusal or option to purchase in favor of the lessees with respect to the Property.
5.	That this declaration is made with the intention that the Company and its policy issuing agents will rely upon it in issuing their title insurance policy and endorsements.

[NO FURTHER TEXT ON THIS PAGE]

Exhibit 7.2-1

I declare under penalty of perjury that the foregoing is true and correct.

Dated: _____________, 2011.

Declarant:        *

By: ________________________

Name: ______________________

Title: _______________________

Exhibit 7.2-2

STATE OF CALIFORNIA

COUNTY OF _________________

On ____________, 200__, before me, ________________, a Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of the Notary Public

(Seal)

Exhibit 7.2-3

Exhibit A

(work performed in last 6 months)

Exhibit 7.2-4

Exhibit B

(Rent Roll)

(See attached)

Exhibit 7.2-5